SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________

AMENDMENT NO. 2

TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

ADCARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Ohio                    31-1332119

(State or Other Jurisdiction of   (IRS Employer Identification No.)

Incorporation or Organization)

5057 Troy Road

 Springfield, Ohio 45502-9032
(937) 964-8974
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David A. Tenwick

Chairman of the Board

AdCare Health Systems, Inc.

5057 Troy Road, Springfield, Ohio 45502-9032

(937) 964-8974

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Michael A. Smith, Esq.

Carlile Patchen & Murphy LLP

366 East Broad Street

Columbus, Ohio 43215

(614) 628-0788

Approximate date of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________________________

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Warrants to purchase common stock, no par value, issued in a private placement on December 8, 2009 (the “Private Placement Warrants”):	1,382,500	(3)	(3)	(3)
Common stock, no par value, underlying the Private Placement Warrants:	1,382,500	$5.765	$7,970,112.50	$568.27
Common stock, no par value, issued to certain directors and officers on December 7, 2009 (the “Management Restricted Stock”):	171,378	$5.765	$987,994.17	$70.44
Common stock, no par value, issued to Rookwood on April 14, 2008 (the “Rockwood Restricted Stock”):	20,000	$5.765	$115,300.00	$8.22
Common stock, no par value, underlying the warrants issued in connection with Registrant’s initial public offering on November 10, 2006 (the “IPO Warrants”):	1,217,111	$5.765	$7,016,644.90	$500.29

Common stock, no par value, underlying warrants issued to certain officers and directors and other selling securityholders identified herein (the “Securityholder Warrants”):	1,811,539	$5.765	$10,443,522.00	$744.62
Common stock, no par value, issued to Newbridge Securities Corp. (“Newbridge”) who served as underwriter in connection with the Company’s initial public offering.	70,300	$5.765	$405,279.50	$28.90
Warrants to purchase common stock, no par value, issued to Newbridge in connection with the Company’s initial public offering (the “Newbridge Warrants”).	70,300	(3)	(3)	(3)
Common stock, no par value, underlying the Newbridge Warrants:	70,300	$5.765	$405,279.50	$28.90
Common stock, no par value, to be offered in connection with a “shelf registration” pursuant to this prospectus:	(4)	(4)	$20,000,000.00	$1,426.00
Total Amount of Registration Fees				$3,375.64

(1)

In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Act”), a presently indeterminable number of shares of common stock are registered hereunder which may be issued in the event of stock splits, stock dividends, or similar transactions triggering of any anti-dilution provisions in the above-described warrants involving the common stock of Registrant.  No additional registration fee has been paid for these shares of common stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Act based on the average of the high and low sales prices of the Registrant’s common stock on April 22, 2010, as reported on the NYSE Amex.

(3)

Pursuant to Rule 457(g), no separate registration fee is required.

(4)

The Registrant is additionally registering an indeterminate number of shares of common stock up to a proposed maximum aggregate offering price of $20,000,000, which may be offered from time to time at indeterminate prices.  The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses covering the registration of:

A.

the resale, from time to time, by certain selling securityholders under this prospectus of (1) 1,382,500 Private Placement Warrants issued in a private placement on December 8, 2009, (2) 171,378 shares of common stock, no par value, comprising the Management Restricted Stock issued to certain officers and directors of the Company on November 30, 2009, (3) 20,000 shares of common stock, no par value, comprising the Rookwood Restricted Stock issued to Rookwood on April 14, 2008, (4) 70,300 shares of common stock, no par value, issued to Newbridge in connection with our initial public offering, (5) 70,300 Warrants issued to Newbridge in connection with our initial public offering, and (6)  up to 4,990,339 shares of common stock, no par value, issuable upon exercise of the certain warrants and options, consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,406,000 shares of common stock underlying the IPO Warrants, (iii) 1,811,539 shares of common stock underlying the Securityholder Warrants, (iv) 70,300 shares of common stock underlying the Newbridge Warrants, (v) 120,000 shares of common stock underlying stock options granted to certain officers and directors pursuant to the 2004 Stock Option Plan, and (vi) 200,000 shares of common stock underlying stock options granted pursuant to the 2005 Stock Option Plan; and

B.

the shelf registration of an indeterminate number of shares of common stock up to a total offering price of $20,000,000.

SUBJECT TO COMPLETION, DATED JUNE 11, 2010

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

ADCARE HEALTH SYSTEMS, INC.

1,382,500 Private Placement Warrants;

171,378 Shares of Management Restricted Stock;

20,000 Shares of Rockwood Restricted Stock;

70,300 Shares of Common Stock Issued to Newbridge;

70,300 Warrants Issued to Newbridge; and

4,481,450 Shares of Common Stock, No Par Value per Share

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) to register for resale, from time to time, by certain selling securityholders under this prospectus the following securities: (1) 1,382,500 Private Placement Warrants issued in a private placement on December 8, 2009, (2) 171,378 shares of common stock, no par value, comprising the Management Restricted Stock issued to certain officers and directors of the Company on November 30, 2009, (3) 20,000 shares of common stock, no par value, comprising the Rockwood Stock issued to Rockwood on April 14, 2008, (4) 70,300 shares of common stock, no par value, issued to Newbridge in connection with our initial public offering, (5) 70,300 Warrants issued to Newbridge in connection with our initial public offering, and (6) up to 4,481,450 shares of common stock, no par value, issuable upon exercise of certain warrants and options, consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,217,111 shares of common stock underlying the IPO Warrants, (iii) 1,811,539 shares of common stock underlying the Securityholder Warrants and (iv) 70,300 shares of common stock underlying the Newbridge Warrants.

The selling securityholders identified in this prospectus, or their pledges, donees, transferees or other successors-in-interest, may offer the registered securities from time to time through public or private transactions at prevailing market prices, at pries related to prevailing market prices or at privately negotiated prices.  We will not receive proceeds from the sale of any of the securities registered pursuant to this prospectus.  However, we may receive proceeds in connection with the exercise of the Warrants, if they are exercised for cash.  The selling securityholders will sell the securities in accordance with the “Plan of Distribution” set forth in this prospectus.  The selling securityholders will bear all commissions and discounts, if any attributable to the sale of the registered securities.  We will bear all costs, expenses and fees in connection with the registration of the securities.

Our common stock is traded on the NYSE AMEX under the symbol “ADK”.  On March 31, 2010, the last reported sale of our common stock on the NYSE AMEX was $5.75 per share.  As of March 31, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,426,196.

You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information”.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 4 for certain risks and uncertainties that you should consider.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

______________________________________

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  The information on this prospectus is complete and accurate only as of the date of the front cover regardless of the time delivery of this prospectus or of any sale of shares.  Except where the context requires otherwise, in this prospectus, the words “Company,” “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., an Ohio corporation.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus.  It does not contain all of the information that is important to you.  We encourage you to carefully read this entire prospectus and the documents to which we refer you.  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus.

Our Company

We are a Springfield, Ohio based developer, owner and manager of retirement communities, assisted living facilities, nursing homes, and provide home health care services in the State of Ohio.  We currently manage fourteen facilities, comprised of six skilled nursing centers, six assisted living residences and two independent living/senior housing facilities, totaling over 820 units.

We were organized in 1989 by Gary Wade and J. Michael Williams.  Mr. Wade remains active in the management of the business, as President and CEO.  Passport Retirement, founded by David A. Tenwick, our Chairman, acquired AdCare Health Systems in 1995.  We have a seasoned senior management team with substantial senior living, healthcare and real estate industry experience.  Our senior management team is incentivized to continue to grow our business through their combined ownership of approximately 32.2% of our common stock.

Description of Business

We have an ownership interest in eight of the facilities we manage, comprised of 100% ownership of two of the skilled nursing centers and six assisted living facilities.  The assisted living facilities that we own operate under the name Hearth & Home, with the tag line “Home is where the hearth is . . .”  We also maintain a development/consulting initiative which is strategic in providing potential management opportunities to our core long-term care business.  AdCare Health Systems, Inc. and Hearth & Home are registered trademarks.  All of our properties are located within the State of Ohio.

On May 15, 2008, we completed our acquisition of the New Lincoln Lodge.  This acquisition was effective April 1, 2008.  Consequently, many of the expense areas in our income statement have increased.  The New Lincoln Lodge is a senior living facility located in Columbus, Ohio.  For further information on this acquisition, please review our 8-K filed on May 19, 2008 and amended on July 29, 2008.

Additionally, in November, 2008, we acquired the remaining 50.8% ownership interest in Hearth & Home of Van Wert, LLC as required by our forward purchase contract.  Through October, 2008, we owned 49.2% of the limited liability company with the remaining 50.8% owned by individual investors, located primarily in Van Wert, Ohio.

Our business operates in two segments:  (1) management and facility-based care and (2) home-based care.  In our management and facility-based care segment, we derive revenues from three primary sources.  We operate and have ownership interests in eight facilities for which we collect fees from the residents of those facilities.  Profits/losses are generated to the extent that the monthly patient fees exceed the costs associated with operating those facilities.  We also manage assisted living facilities and nursing homes owned by third parties.  With respect to these facilities, we receive a management fee based on the revenue generated by the facilities.  Within our management facility-based care segment, we provide development, consulting and accounting service to third parties.  In these instances, we receive a fee for providing those services.  These fees vary from project to project, with the development fee in most cases being based on a percentage of the total cost to develop the project.

Our home-based care segment provides home health care services to patients while they are living in their own homes.  We use our own employees and independent contractors to provide the in-home health care and home care services at a fixed rate.  Our profits/losses are based upon the spread between the amount we receive for providing the services and the cost incurred by us in providing those services.  Our costs to provide services including the personnel cost which we have paid to the employees and independent contractors as well as our overhead and management expenses.  Our management and support staff are more than adequate to support the number of employees and independent contractors in the field.  Therefore, the profitability of our home-based care segment will improve with increased patient volume and visits provided to the extent that we can increase the number of independent contractors and employees in the field.

Because our overhead costs are relatively fixed, our management team believes that the keys to profitable operations of our business are achieving higher occupancy in the long-term care facilities that we own and/or manage, and increasing the number of home health care providers that we have in the field.

We entered the home healthcare field with the acquisition of Assured Health Care in January, 2005.  Our management team believes that we have an infrastructure in place to support more offices and a larger number of home health care professionals which will allow us to increase the number of patients served.  During 2008, we began providing home health services to residents in assisted living facilities that we own and manage.  This cross-selling initiative has proven beneficial to Assured Health Care by increasing our revenue and beneficial to the residents of assisted living by providing them skilled services that otherwise are not available in the assisted living setting.  These actions along with continued marketing efforts to expand our market share within the region we serve have improved the profitability of Assured Health Care.

In addition to improving our existing operations, our management team believes that there are significant opportunities to continue the growth of our business.  Our nursing homes, assisted living facilities and independent living facilities operate in the senior living facilities market.  Our management believes that this market is one of the most dynamic and rapidly growing sectors within the healthcare space.  We believe the trends are encouraging as a result of two key industry drivers:  positive demographics, due to the aging of America, coupled with the limited supply of senior living facilities.  Our strategy is to be opportunistic by exploiting these trends and growing both internally and through strategic acquisitions.

Corporate Information

Our principal executive offices are located at 5057 Troy Road, Springfield, Ohio 45502, and our telephone number is (937) 964-8974.  We maintain a website at www.adcarehealth.com.

Employees

As of December 31, 2009, we had approximately 846 total employees of which 538 were full time employees.

The Offering

Private Placement Warrants being registered hereunder	1,382,500 Private Placement Warrants issued in a private placement on December 8, 2009 (the “Private Placement”).
Newbridge Warrants	70,300 Warrants issued to Newbridge Securities Corp., who served as underwriter in connection with our initial public offering, entitling each holder to purchase one share of common stock.
Newbridge Common Stock	70,300 shares of common stock issued to Newbridge Securities Corp., who served as underwriter in connection with our initial public offering.

Management Restricted Stock	171,378 shares of common stock, no par value, comprising the Management Restricted Stock issued to certain officers and directors of the Company on November 30, 2009.
Rockwood Restricted Stock	20,000 shares of common stock, no par value, comprising the Rockwood Restricted Stock issued to Rockwood on April 14, 2008.
4,481,450 Shares of Common Stock, no par value	4,481,450 shares of Common Stock, no par value.(1)
Use of Proceeds

We will not receive any proceeds from the sale of the common stock or other securities.  We may receive proceeds from the exercise of the Warrants, if exercised for cash.  We intend to use any proceeds from the exercise of any of the Warrants for working capital and other general corporate purposes.  There is no assurance that any of the Warrants will ever be exercised for cash, if at all.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment.  Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 4.

NYSE AMEX Market Symbol	“ADK”

(1) The shares of common stock registered hereunder consist of (i) 70,300 shares of common stock underlying the Warrants issued to Newbridge in connection with our initial public offering, (ii) 1,382,500 shares of common stock underlying the Private Placement Warrants, (iii) 1,217,111 shares of common stock underlying the IPO Warrants and (iv) 1,811,539 shares of common stock underlying the Securityholder Warrants.

RISK FACTORS

The following are certain risk factors that could affect our business, operations and financial condition.  These risk factors should be considered in connection with evaluating the forward-looking statements contained in this prospectus because these factors could cause the actual results and conditions to differ materially from those projected in forward-looking statements.  This section does not describe all risks applicable to our business, and we intend it only as a summary of certain material factors.  If any of the following risks actually occur, our business, financial condition or results of operations could be negatively affected.  In that case, the trading price of our stock could decline.

We intend to expand our business into new areas of operation.

Our business model calls for seeking to acquire existing cash flowing operations and to expand our operations and branch out into other related areas of business.  While we intend to retain our focus on the health care industry, our success will largely depend on our ability to expand into new areas of business within our general industry.  As a result, we expect to experience all of the risks that generally occur with expansion into new areas.  Many of these risks are out of our control, including risks such as:

•

adapting our management systems and personnel into new areas of business;

•

integrating new businesses into our structure;

•

obtaining adequate financing under acceptable terms;

•

where applicable, securing joint venture arrangements with local hospitals, churches, universities, and other entities;

•

retention of key personnel, customers and vendors of the acquired business;

•

impairments of goodwill and other intangible assets; and

•

contingent and latent risks associated with the past operations of, and other unanticipated costs and problems arising in, an acquired business.

If we are unable to successfully integrate the operations of an acquired business into our operations, we could be required to undertake unanticipated changes.  These changes could have a material adverse effect on our business.  Since we went public in November, 2006, we have not expanded into new areas of business.

We may need additional financing to complete our long-term acquisition and expansion plans, and we do not have commitments for additional financing.

To achieve our growth objectives, we will need to obtain sufficient financial resources to fund our expansion, development and acquisition activities.  We believe we may need to secure debt financing in order to help us leverage our equity resources and make further acquisitions. As of December 31, 2009 we had an accumulated deficit of $9,805,249 and working capital of approximately $2,658,000.  Our cumulative losses have, in the past, made it difficult for us to borrow adequate funds on what management believed to be commercially reasonable terms.  To date, we do not have any commitments for such financing and there can be no assurance that adequate financing will be available on terms that are acceptable to us, if at all.  In addition, our Board of Directors may elect to use our stock as "currency" in acquiring additional businesses.  If so, our stockholders may experience dilution.

We currently have a line of credit in place which may be insufficient to satisfy short-term cash needs.

In March of 2010, we increased our available line of credit with Huntington National Bank to $200,000 in order to assist with cash flow.  As of December 31, 2009, the entire line of credit (then $100,000) was available for use in operations of the Company.  During 2008, we established a $150,000 line of credit using funds from our non-qualified deferred compensation plan.  Members of this plan, which is only available to senior management, authorized the transfer of funds to establish the line of credit with interest accruing at 8%.  As of December 31, 2009, the entire line of credit was available for use in operations of the Company.  Businesses typically use lines of credit to finance short-term and unexpected cash needs.  There can be no assurances that these lines of credit will be sufficient in the event of an acute cash deficit.  Therefore, we intend to secure additional lines of credit or increases in our existing lines but we can provide no assurance that it will be available on acceptable terms, if at all, or that the amount of any line of credit obtained will be sufficient to handle future cash needs as they arise.

Our business is concentrated in Ohio, making it subject to increased risks as a result of potential declines in the Ohio economy.

To date, all of our properties are located within the State of Ohio.  In recent years, the economy in the State of Ohio has lagged behind the economic growth in other areas of the country.  While we intend to explore expansion into other geographic areas, we are, to some extent, dependent upon the economy of the State of Ohio and the surrounding region.  To date, we do not believe that the slow growth of the Ohio economy has negatively impacted our business.

We have a history of operating losses and may incur losses in the future as we expand.

For the year ended December 31, 2009, we had a net income of $440,283 compared to a net loss of $1,076,178 for the year ended December 31, 2008.  Therefore, we have only recently had profitable operations.  There can be no assurance that we will be able to maintain profitable operations as we expand.  As of December 31, 2009, we have working capital of approximately $2,658,000.

Management's plans with the objective of improving liquidity and profitability in future years encompass the following:

•

refinancing debt where possible to obtain more favorable terms.

•

increase facility occupancy.

•

add additional management contracts.

•

acquire existing cash flowing operations to expand our operations and branch out into other related areas of business.

Management believes that the actions that will be taken by the Company provide the opportunity for the Company to improve liquidity and achieve profitability.  However, there can be no assurance that such events will occur.

Assisted living and skilled nursing facility financial stability could be negatively impacted by the current economic conditions.

Approximately 19% of our skilled nursing occupants and nearly all the occupants of our assisted living facilities rely on their personal investments and wealth to pay for their stay in our facilities.  Recent declines in market values of investments could limit their ability to pay for services or shorten the period of time for which they can pay privately for their stay.  The declining market for the sale of homes could limit their ability to sell their personal assets further reducing their ability to remain in our facilities.  Furthermore, adult children who have recently become unemployed may decide to care for their parent at home so that their parent's income may help offset some of their own financial burdens.  While we have not found these circumstances to have a material effect on financial results to date, the length of the economic downturn and eventual recovery could begin to manifest in these areas reducing facility occupancy, financial performance and cash flow.

We are engaged in an evolving and highly-regulated industry, which increases the cost of doing business and may require us to change the way our business is conducted.

Health care is an area of extensive and frequent regulatory change.  Changes in the laws or new interpretations of existing laws can have a significant effect on methods of doing business, cost of doing business, and amounts of reimbursements from the government and other payers.  Our assisted living residences and nursing homes are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities.  We are and will continue to be subject to varying degrees of regulation and licensing by health or social service agencies.  A failure to comply with applicable requirements could cause us to be fined or could cause the cessation of our business, which would have a material adverse effect on our company.

The manner and the extent to which assisted living is regulated at the federal and state level is evolving.  Changes in the laws or new interpretations of existing laws may have a significant effect on our methods and costs of doing business.  Our success will depend partially on our ability to satisfy the applicable regulations and requirements and to procure and maintain required licenses.  Our operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care given to the residents and revisions in licensing and certification standards.  We believe that our operations do not presently violate any existing federal or state laws.  But there can be no assurance that federal, state, or local laws or regulatory procedures which might adversely affect our business, financial condition, and results of operations for prospects will not be expanded or imposed.

Changes in the methods of payment from Medicare and Medicaid or the reimbursement rates may adversely affect our revenues and operating margins.

For the year ended December 31, 2009, Medicare and Medicaid constituted 30% and 51%, respectively, of our total patient care revenues.  For the year ended December 31, 2008, Medicare and Medicaid constituted 25% and 53%, respectively, of our total patient care revenues.  The health care industry is experiencing a strong trend towards cost containment.  In general, the government has sought to impose lower reimbursement and resource utilization group rates, limit the scope of covered services, and negotiate reduced payment schedules with providers.  These cost containment measures have generally resulted in reduced rates of reimbursement for the services provided by companies such as ours.

Changes to Medicare and Medicaid reimbursement programs have limited, and are expected to continue to limit, payment increases under these programs.  Also, the timing of Medicare and Medicaid program payments is subject to regulatory action and governmental budgetary constraints.  In addition, federal and state government agencies may reduce the funds available under those programs in the future or require more stringent utilization and quality review of service providers such as us.

State regulatory changes also affect our business.

In the budget passed by the Ohio General Assembly effective July 1, 2005, significant changes were made to the Medicaid reimbursement formula for nursing homes.  Under this new law, the cost reimbursement system, which had been in place since the early 1990's, will be phased out and replaced with a pricing system that will reward both quality of care and efficiency in management operations.  In July 2006, Medicaid began the transition to the new reimbursement system.  Beginning in July, 2010, the State of Ohio has proposed completing the transition to the new reimbursement system which would have the effect of reducing reimbursement at some of our nursing homes if approved.  Additionally, the State of Ohio has stopped paying co-pays on dually eligible residents.  For the time being, the Federal Government has picked up the costs of the co-pays no longer provided by the State of Ohio.  We are not certain whether the Federal Government will continue this program in the long run.  As a result, should Ohio continue to refuse co-pays on dually eligible residents and the Federal Government should stop such payments; a substantial amount of our co-pays could become uncollectible.

An expanded Federal program is underway to recover Medicare overpayments.

The Medicare Modernization Act of 2003 established a three year demonstration project to recover overpayments and identify underpayments on Medicare claims from hospitals, skilled nursing facilities and home health agencies through a review of claims previously paid by Medicare beginning in October, 2007.  Medicare contracted nationwide with third parties known as Recovery Audit Contractors (“RAC”) to conduct these reviews commonly referred to as RAC Audits.  Due to the success of the program, the Tax Relief and Healthcare Act of 2006 made the program permanent and mandated its expansion to all 50 states by 2010.  As of March 31, 2010, we have not received notification that any of our claims are subject to RAC Audits however, we can make no assurances that our claims will not be selected for RAC Audits in the future and if they are the extent to which these audits may reduce our revenue or otherwise hinder cash flow.  For the year ended December 31, 2009, approximately 30% of our patient care revenue was from Medicare.

State Certificate of Need laws and other regulations could negatively impact our ability to grow our nursing home business.

The State of Ohio, and other states in which we could expand, have adopted Certificate of Need or similar laws that generally require that a state agency approve certain nursing home acquisitions and determine the need for certain nursing home bed additions, new services, capital expenditures, or other changes prior to the acquisition or addition of beds or services, the implementation of other changes, or expenditure of capital.  State approvals are generally issued for specified maximum expenditures and require implementation of the proposal within a specified period of time.  Failure to obtain the necessary state approval can result in the inability to provide the service, to operate the centers, to complete the acquisition, addition, or other change, and can also result in sanctions or adverse action on the center's license and adverse reimbursement action.  There can be no assurance that we will be able to obtain Certificate of Need approval for all future projects requiring the approval, or that approvals will be timely.

Due to the high-risk circumstances in which we conduct business, we may encounter liability claims in excess of insurance coverage.

The provision of health care services entails an inherent risk of liability.  In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs.  We currently maintain $1,000,000 in liability insurance for any one exposure.  This insurance is intended to cover malpractice and other lawsuits.  Although we believe that it is in keeping with industry standards, there can be no assurance that claims in excess of our limits will not arise.  Any such successful claims could have a material adverse effect upon our financial condition and results of operations.  Claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect upon our ability to attract and retain business.  In addition, our insurance policies must be renewed annually and there can be no assurance that we will be able to retain coverage in the future or, if coverage is available, that it will be available on acceptable terms.

We encounter intense competition from competitors, many of whom have greater resources than AdCare.

The long-term care industry is highly competitive and we believe that it will become even more competitive in the future.  Our assisted living facilities and nursing homes compete with numerous companies providing similar long-term care alternatives, such as home health care agencies, community-based service programs, retirement communities and convalescent centers, and other assisted living providers.  We compete with national companies such as HCR Manor Care, Alterra and Extended Care with respect to both our nursing home and assisted living facilities.  We also compete with locally owned entities as well as Health Care Facilities-HCF on a regional basis.  Historically, we have found that the entry of one or more of these competitors into one of our established markets can reduce both our occupancy and the rates we are able to charge to our customers. In the past, we have found national publicly traded competitors who are willing to enter into a market already served by us.  When these competitors experienced lower than expected occupancies, they relied on their greater financial resources to reduce their rates in order to increase occupancy.  This resulted in our occupancies decreasing below expected levels. Eventually, demographics improved and rates stabilized.  However, there can be no assurance that similar events will not occur in the future which could limit our ability to attract residents or expand our business and that could have a negative effect on our financial condition, results of operations, and prospects.  We can provide no assurance that competitive pressures will not have a material adverse effect on us.

The home health care business is also highly competitive.  Since we first acquired Assured Health Care in 2005, its operations remain relatively centralized in the Dayton, Ohio area.  However, in that area, Assured faces competition from several sources including, without limitation, Fidelity Nursing Home Systems, Kettering Network Home Care, GEM City Home Care, Greene Memorial Hospital Home Care, and Community Springfield.

Our business is very labor intensive, we operate in smaller markets with limited personnel resources, and our success is tied to our ability to attract and retain qualified employees.

We compete with other providers of home health care, nursing home care, and assisted living with respect to attracting and retaining qualified personnel.  We depend on the availability of Registered Nurses and Licensed Practical Nurses to provide skilled care to our nursing home residents.  According to the Ohio Hospital Association, the supply of nurses nationwide is predicted to be 800,000 short of demand by 2020.  Another study conducted by Dr. David I. Auerbach for the journal Health Affairs estimated the shortage to increase to 340,000 by 2020.  According to the Bureau of Labor Statistics, "employment of registered nurses is expected to grow 23 percent [or 587,000 jobs] from 2006 to 2016, much faster than the average for all occupations".  The Bureau of Labor Statistics also reports "employment of LPNs is expected to grow 14 percent [or 105,000 jobs] between 2006 and 2016, faster than the average for all occupations, in response to the long-term care needs of an increasing elderly population and the general increase in demand for health care services".  While the experts may not agree on the size of the shortage, they all appear to agree that there is and will continue to be a shortage.  Because of the small markets in which we operate, shortages of nurses and/or trained personnel may require us to enhance our wage and benefit package in order to compete and lure qualified employees from more metropolitan areas.  To date, we have been able to adequately staff all of our operations.  However, we can provide no assurance that our labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in revenues.

We are dependent on our management team and the loss of any of these individuals would harm our business.

Our future success depends largely upon the management experience, skill, and contacts of our officers and directors, in particular, David A. Tenwick, our Chairman, Gary L. Wade, our President and CEO, Scott Cunningham, our Chief Financial Officer, and Christopher Brogdon, our Vice-Chairman and Chief Acquisitions Officer.  Mr. Wade, Mr. Cunningham, and Mr. Tenwick have each signed employment contracts that are effective through September 2011.  Mr. Brogdon is not currently a party to an employment contract with us.  Loss of the services of any or all of these officers could be materially detrimental to our operations.  In addition, due to the location of our corporate headquarters in a smaller urban region, we may experience difficulty attracting senior managers in the future.

Our business is largely dependent on short-term management contracts that may not be renewed from year to year.

For the years ended December 31, 2009 and 2008, approximately 7.0% and 7.2%, respectively, of our total revenues were generated from management contracts to manage senior living and long-term care facilities.  These contracts generally have terms of three years with options to renew at the end of the term.  Each contract can be terminated without cause by either party on nine months notice and may be terminated earlier for cause.  There can be no assurance that the contracts will be renewed at the end of the present terms, or that our customers will not exercise their ability to terminate the contracts earlier.  Our home healthcare business enters into one year contracts with various agencies to provide home care services to clients and members of those agencies.  There can be no assurance that existing contracts will be renewed in 2010 or later.

We own multiple parcels of real estate and could be subject to environmental liability for hazardous substances found on any of those parcels, whether or not we caused the contamination.

While we are not aware of any potential problems at this time, we own multiple parcels of real estate, each of which is subject to various federal, state, and local environmental laws, ordinances, and regulations.  Many of these laws and regulations provide that a current or previous owner of real property may be held liable for the cost of removing hazardous or toxic substances, including materials containing asbestos that would be located on, in, or under the property.  These laws and regulations often impose liability whether or not the owner or operator knew, or was responsible for, the presence of the hazardous or toxic substances.  The cost of the removal is generally not limited under the laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator.  The presence of these substances or failure to remediate such substances properly may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral.  If any of our properties were found to have environmental issues, we may be required to expend significant amounts to rehabilitate the property and we may be subject to significant liability.

The price of our securities may be subject to fluctuation.

The market price of our common stock and warrants will likely be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control.  These factors include:

•

variations in our operating results;

•

changes in the general economy, and more specifically the Ohio economy or in the local economies in which we operate;

•

the financial markets; the state and length of the present bear market and when the market may recover;

•

the departure of any of our key executive officers and directors;

•

the level and quality of securities analysts’ coverage for our common stock;

•

announcements by us or our competition of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•

changes in federal, state, and local health-care regulations to which we are subject; and

•

future sales of our common stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.

Our management substantially controls all major decisions.

Our directors and officers beneficially own approximately 40.1% of our outstanding common shares.  Therefore, our directors and officers will be able to influence major corporate actions required to be voted on by stockholders, such as the election of directors, the amendment of our charter documents, and the approval of significant corporate transactions such as mergers, reorganizations, sales of substantially all of our assets, and liquidation.  Furthermore, our directors will be able to make decisions affecting our capital structure, including decisions to issue additional capital stock, implement stock repurchase programs and incur indebtedness.  This control may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

As we expand our operations, we may open or manage facilities that are geographically near other facilities that we operate or manage.

While the facilities that we own and manage are sufficiently well-spaced so that they do not currently compete for business, there can be no assurance in the future, as we grow, that circumstances will not arise where facilities which we own and/or manage will compete with each other for patients.  If this were to occur, it may damage our relationships with facilities that we manage that could result in the termination of our management agreements.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.  These requirements may place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and, although not currently required, a report by our independent registered public accountants addressing these assessments.  During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion

Takeover defense provisions may adversely affect the market price of our common stock.

Various provisions of Ohio corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of our common stock in the event of an attempted hostile takeover.  In addition, the existence of these provisions may adversely affect the market price of our common stock and warrants.  These provisions include:

•

a requirement that special meetings of stockholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•

staggered terms among our directors with these classes of directors and only one class to be elected each year;

•

advance notice requirements for stockholder proposals and nominations; and

•

availability of “blank check” preferred stock.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business and future products.

Our Articles of Incorporation and Code of Regulations provide for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our product candidates, thereby affecting our ability to attain or maintain profitability.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Forward-looking statements provide our current expectations or forecasts of future events.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The risk factors referred to in this prospectus could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements.  The risks and uncertainties described in this prospectus are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  There may be additional risks not presently known to us or that we currently believe are immaterial to our business.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.  Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this prospectus are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates . However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares.  We have not independently verified market and industry data from third-party sources.  In addition, consumption patterns and customer preferences can and do change.  As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling security holders.  We may receive proceeds from the issuance of shares of common stock upon the exercise of the warrants and options, if exercised for cash.  We intend to use any proceeds from exercise of the warrants and options for working capital and other general corporate purposes.

There is no assurance that any of the warrants or options will ever be exercised for cash, if at all.  If all of the outstanding warrants and options are exercised for cash at the initial exercise price, we would receive aggregate gross proceeds of approximately $12,864,084.

SELLING SECURITYHOLDERS

The following securities are being registered for resale on behalf of the selling securityholders identified herein (1) 1,382,500 Private Placement Warrants issued in a Private Placement on December 8, 2009, (2) 171,378 shares of common stock, no par value, comprising the Management Restricted Stock issued to certain officers and directors of the Company on November 30, 2009, (3) 20,000 shares of common stock, no par value, comprising the Rockwood Restricted Stock issued to Rockwood on April 14, 2008, (4) 70,300 shares of common stock , no par value, issued to Newbridge in connection with our initial public offering, (5) 70,300 Warrants issued to Newbridge in connection with our initial public offering, and (6) up to 4,481,450 shares of common stock, no par value, issuable upon the exercise of the certain warrants and options, consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,217,111 shares of common stock underlying the IPO Warrants, (iii) 1,811,539 shares of common stock underlying the Securityholder Warrants and (iv) 70,300 shares of common stock underlying the Newbridge Warrants.

To the extent permitted by law, the selling securityholders listed below may resell the securities registered pursuant to this prospectus.  The following table sets forth the securities, including the underlying common stock, beneficially owned by the selling securityholders as of March 31, 2010.  The selling securityholders are not making any representation that any securities registered by this prospectus will be offered for sale.  The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of registered pursuant to this prospectus.  The following table assumes that all of the securities being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock.  Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock and other securities beneficially owned by them.  The inclusion of any securities in this table does not constitute an admission of beneficial ownership for the person named below.

Name of Selling Securityholder	Number of Private Placement Warrants Beneficially Owned Prior to Offering	Number of Private Placement Warrants Offered	Number of Private Placement Warrants Beneficially Owned After Offering	% of Class Before Offering	Relationship with AdCare
Margaret M. Bathgate	50,000	50,000	0	3.6	A
Travis L. Abbott	25,000	25,000	0	1.8	A
Eugene C. McColley IRA	45,000	45,000	0	3.3	B

Robert L. Burrell & Cecilia S. Burrell (JT TEN)	5,000	5,000	0.4
Mark I. Berkowitz	30,000	30,000	0	2.2
Linda C. Berkowitz	15,000	15,000	0	1.1
Bruce M. Berkowitz Retirement	40,000	40,000	0	2.9
Michael Paul Moore	12,500	12,500	0.9
Michael E. Donnelly	12,500	12,500	0.9		B
Daniel MacDonald	12,500	12,500	0.9
Petta Family Partnership LTD	112,500	112,500	0	8.1
Thomas D. Wolf	5,000	5,000	0.4
Delaware Charter G&T Co. TTEE FBO Kim J. Gloystein IRA	10,000	10,000	0.7
Delaware Charter G&T Co. TTEE FBO Lawrence E. Bathgate IRA	10,000	10,000	0.7		B
Delaware Charter G&T Co. TTEE FBO James C. Cohig IRA	12,500	12,500	0.9
Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA	25,000	25,000	0	1.8	B
Delaware Charter G&T Co. TTEE FBO J. Scott Liolios IRA	25,000	25,000	0	1.8	C
Delaware Charter G&T Co TTEE FBO Brian Curd IRA	5,000	5,000	0.4
Connie Burwell White & William W. White Foundation	25,000	25,000	0	1.8
William D. Moreland	130,000	130,000	0	9.4
Frank H. DiCristina III	25,000	25,000	0	1.8

Peter L. Siegel	12,500	12,500	0.9
Robert M. Scarbrough	12,500	12,500	0.9
Richard Justin Palmer	25,000	25,000	0	1.8
Donald C. White	75,000	75,000	0	5.4
Robert M. Nieder	12,500	12,500	0.9
Delaware Charter G&T Co. TTEE FBO Richard T. Huebner IRA	7,500	7,500	0.5
Susan K. Heubner	12,500	12,500	0.9
Deborah Russell Neujahr	12,500	12,500	0.9
Michael Iiams	50,000	50,000	0	3.6
Kent J. Lund & Elizabeth A. Lund (TEN COM)	7,500	7,500	0.5
John J. Kopel & Laurie A. Kopel (JT TEN)	12,500	12,500	0.9
Rodney D. Cerny	25,000	25,000	0	1.8
Shane T. Petersen & Kathrine M. Petersen (JT TEN)	5,000	5,000	0.4
Robyne L. Huebner & James W. Huebner (JT TEN)	5,000	5,000	0.4
Rutland W. Bussey Rev. Trust 4/15/99 Rutland W. Bussey TTEE	6,250	6,250	0.5
Frederick W. Duboc IRA	12,500	12,500	0.9
H. Leigh Severance	37,500	37,500	0	2.7
John D. Gibbs & Susan Y. Gibbs (JT TEN)	25,000	25,000	0	1.8

Legent Clearing LLC FBO David Gendal Rev. Inter VIVOS TR dated 03/95	25,000	25,000	0	1.8
Judith A. Schindler	100,000	100,000	0	7.2
George S. Stern	25,000	25,000	0	1.8
Boyd P. Gentry (Community Property)	12,500	12,500	0.9
Delaware Charter G&T Co. TTEE FBO George A. Johnson IRA	5,000	5,000	0.4
Terry D. Tenwick & Rebecca S. Tenwick (JT TEN)	12,500	12,500	0.9		D
George T. Wood	37,500	37,500	0	2.7
Thomas R. Kaplan	12,500	12,500	0.9
White Sand Investor Group LP	12,500	12,500	0.9
Community Bank & Trust FBO Greg W. Griffin IRA	25,000	25,000	0	1.8
Lazarus Investment Partnership LLP	126,250	126,250	0	9.2

Newbridge Warrants

Name of Selling Securityholder	Number of Warrants Beneficially Owned Prior to Offering	Number of Warrants Offered	Number of Warrants Beneficially Owned After Offering	% of Class Before Offering	Relationship with AdCare
Newbridge Securities Corp.	12090	12090	0	34.4	E
Douglas K. Aguililla	4030	4030	0	11.5	E
James E. Hosch	4030	4030	0	11.5	E
Joseph A. Alagna	4550	4550	0	12.9	E
Thomas Briguccia	250	250	0.7		E
Joseph Duarte	3000	3000	0	8.5	E
Michael Mondiello	250	250	0.7		E
Bradford Pine	500	500	0	1.4	E
Anthony Sica	2000	2000	0	5.7	E
Stephan Stein	4450	4450	0	12.7	E

Common Stock/Restricted Stock

Name of Selling Securityholder	Number of Shares of Common Stock/ Restricted Stock Beneficially Owned Prior to Offering	Number of Shares Potentially Offered	Number of Shares Beneficially Owned After Offering	% of Common Stock Before Offering	Relationship with AdCare
David A. Tenwick(1)	629,357	487,632	237,291	4.4	U
Gary L. Wade(2)	394,105	309,130	137,841	2.5	U
J. Scott Cunningham(3)	35,746	53,400	4,773	**	F
Sharon Reynolds(4)	25,053	42,240	3,800	**	F
Kimberlee Henry(5)	17,240	42,640	4,000	**	F

Andy Wade(6)	32,663	48,038	6,819	**	F
Carol Groeber(7)	21,434	42,240	0	**	F
Peter Hackett(8)	12,781	11,000	3,381	**	U
Jeffrey Levine(9)	33,890	21,000	16,384	**	U
Phil Radcliffe(10)	37,037	30,450	12,837	**	U
Larry Sturtz(11)	81,854	58,840	30,582	**	U
Merle Kearns	800	800	0	**	G
Clarence Peterson	18,201	3,101	15,100	**	H
Jacqueline Potter	7,200	3,200	4,000	**	F
J. Michael Williams	168,884	137,726	31,158	**	I
The Opportunity Fund	*	25,000	*	*
Amothy Corporation	*	100,000	*	*	J
McKnight Group	*	100,000	*	*	K
Booke & Co	*	25,000	*	*	L
James Mueller	*	25,000	*	*	M
GCC-Prospect Corp	*	110,000	*	*	N
Chris Brogdon(12)	1,183,629	300,000	1,083,629	20.2	U
Eugene McColley	*	30,438	*	*	B
Jonathan Kruljac	*	6,002	*	*	A
Michael E. Donnelly	*	24,385	*	*	A
Andrea Bauer	*	2,000	*	*	A
Anita Dudley	*	500	*	*	A
Nancy Stratton	*	500	*	*	A
Greg Fulton	*	3,254	*	*	A
Katie Walker	*	113	*	*	A
Fulton Partners	*	4,500	*	*	A

David Drennen	*	1,666	*	*	A
Steven Bathgate	*	32,457	*	*	A
Richard Huebner	*	8,646	*	*	A
Vicki DE Barone	*	10,146	*	*	A
Scott Liolios	*	1,000	*	*	C
Jim Cohig	*	1,500	*	*	A
Joe Lavigne	*	505	*	*	A
Brian Curd	*	200	*	*	A
WMS Enterprises LLC	*	5,438	*	*	B
Robert Diamond	*	563	*	*	B
Douglas Aguililla	*	562	*	*	B
Newbridge Securities	*	4,575	*	*	B
Sprouting Rock Capital	*	5,250	*	*	B
Rookwood	*	20,000	*	*	0
India Chrisman(13)	9,400	7,400	4,000	**	P
Dawn Cleelan(14)	4,640	4,160	2,000	**	P
Debbie Cordle(15)	3,240	4,760	0	**	P
Kathy Davidson(16)	6,240	4,760	3,000	**	P
Jessica Dobyns(17)	2,640	4,160	0	**	P
Debbie Doyle(18)	960	1,360	0	**	P
Molly Gregory(19)	2,520	1,720	1,200	**	P
Connie Henson(20)	7,000	4,520	4,000	**	P
Joanie Metz(21)	7,000	4,520	4,000	**	P
Terry Quinn(22)	3,600	5,520	0	**	P
Cheri Sanders(23)	2,960	1,360	2,000	**	P
Rose Siddle(24)	3,240	4,760	0	**	P

Lisa Stemen(25)	5,240	4,760	2,000	**	P
Marianne Wildermuth(26)	7,400	7,400	2,000	**	P
Holly Hall(27)	3,000	5,000	0	**	P
Carla Mullins(28)	2,280	3,800	0	**	P
Lori Vineyard(29)	2,280	3,800	0	**	P
Susan Criswell(30)	2,880	4,800	0	**	P
1,217,111 aggregate shares of common stock underlying the IPO Warrants held by the following:
Connie B. Brogdon Pledged Collateral Account FBO Georgian Bank	1,183,629	443,300	408,337	20.2	V
Connie B. Brogdon C/F Chelsea B. Brogdon UGAUTMA	1,183,629	115,600	408,337	20.2	V
IRA Abrahamson	364,896	94,736	270,160	6.0	X
Christopher F. Brogdon(12)	1,183,629	85,392	408,337	20.2	U
Margaret Bathgate	*	50,500	*	*	A
Kim Gloystein	*	30,800	*	*
Frank Shmays and Nancy A. Shmays	*	42,764	*	*
410 037 Connie B. Brogdon	1,183,629	27,700	408,337	20.2	V
Hasip Temizer	*	10,526	*	*
410 037 Tygh A. Brogdon	*	10,066	*	*	W
404 043 Frank DiCristina TTEE	*	10,000	*	*
Sam B. Nevel and Marsha A. Nevel	*	10,000	*	*
Nancy Glass	*	9,800	*	*

Margaret C. Valiunas	*	8,000	*	*
Richard Edelman	*	7,000	*	*
Herbert Wrabel and Lillian Wrabel, as TTEES	*	7,000	*	*
Huttner 1999 Partnership Ltd.	*	5,900	*	*
Ronald P. LeBright TTEE Ronald P. LeBright Rev. Trust	*	5,500	*	*
Anita Slapin Anita Slapin SEP-IRA	*	5,264	*	*
Kent J. Lund	*	5,000	*	*
Marc Bathgate	*	5,000	*	*	A
Brossman Charitable Remainder Trust Jay G. Brossman, TTEE	*	4,500	*	*
Custodian FPO John Jenkins IRA	*	4,500	*	*
IRA FBO Nancy Glass Pershing LLC, as Custodian	*	4,252	*	*
Leatha Smith	*	4,210	*	*
The Marital Trust of The Lund Family UAD 07/07/95	*	4,000	*	*
Lawrence Sturtz(11)	81,854	4,000	26,582	**	U
John McMahon	*	4,000	*	*
Ken Knautz	*	3,800	*	*
Market Maker Listed Blackbox Inventory	*	3,764	*	*
Samuel W. Huebner	*	3,690	*	*
Connie B. Brogdon	1,183,629	3,300	408,337	20.2	V
Stephen Frost and Lisa Frost	*	3,270	*	*

Richard T. Huebner	*	3,200	*	*
Rex C. Bean	*	3,176	*	*
NFS/FMTC IRA FBO Jason F. Mathieu	*	3,000	*	*
Anthony Joseph Forte and Domenico Forte	*	3,000	*	*
Tyson K. Huebner	*	3,000	*	*
FMT CO CUST IRA Rollover fbo Richard D. Distasi	*	3,000	*	*
Francine C. Yeddis Southwest Securities, Inc.	*	3,000	*	*
Phillip A. Yeddis Southwest Securities, Inc.	*	3,000	*	*
James. F. Blair	*	3,000	*	*
Hugh R. Savage	*	3,000	*	*
David Tenwick(1)	629,357	3,000	234,291	11.0	U
Phillip A. Yeddis	*	2,800	*	*
Scottrade Inc. Cust. FBO Michael Brian Harrison Rollover	*	2,700	*	*
Lynn J. Hinkle	*	2,500	*	*
Delaware Charter TTEE Phillip A. Yeddis Profit Sharing PL	*	2,500	*	*
Terry David Tenwick and Rebecca Tenwick JT TEN	*	2,422	*	*	D
Robert W. Lawson	*	2,400	*	*
Ann M. Huebner	*	2,400	*	*
Guy L. Meyers	*	2,300	*	*
410 037 Mark I. Berkowitz	*	2,300	*	*
Schuyler E. Cone	*	2,106	*	*

Bonnie Prince Individual Retirement Account	*	2,106	*	*
Karen Boelter, TTEE Karen and AMP; Allen Boelter TTEE	*	2,106	*	*
Carl Daehler Presentation Partner SEP-IRA	*	2,106	*	*
The Levine Realty Co. Jeffrey L. Levine, Pres.(9)	33,890	2,106	14,278	**	U
Donna Zeller	*	2,106	*	*
Cheryl L. Pentella Cheryl L. Pentella SEP-IRA	*	2,106	*	*
Daniel E. Schlie Ronda M. Schlie	*	2,106	*	*
Anne L. Kolberg, TTEE The Kolberg Marital	*	2,100	*	*
Richard Dorn, Sr.	*	2,046	*	*
FMT CO CUST IRA Rollver FBO Nicholas Distasi	*	2,000	*	*
IRA FBO David Watkins Pershing LLC, as Custodian	*	2,000	*	*
Jason Ridings Charitable Lead Trust #1 dated 2/28/99	*	2,000	*	*
Jon D. Broadbent TOD dated 6/7/04	*	2,000	*	*
IRA FBO Philip R. Tensink Pershing LLC, as Custodian	*	2,000	*	*	T
Nathaniel Orme	*	2,000	*	*
Stanley J. Sanders Phillis Sanders	*	2,000	*	*
Michael A. Smith	*	2,000	*	*	S

Nancy Sayers	*	2,000	*	*
Gary Wade	394,105	2,000	135,841	7.1	F
David T. Seyffart Terry L. Seyffart JT TEN	*	2,000	*	*
David Seyffart	*	2,000	*	*
Peter K H Lee and Irene SY Lee JT TEN	*	2,000	*	*
Billie C. Driggs 1999 Trust FBO Steven G. Driggs	*	2,000	*	*
Stuart T. Smith	*	2,000	*	*
William A. Tenwick	*	2,000	*	*	R
Moses A. Dass IRA TD Ameritrade Inc. Custodian	*	2,000	*	*
Fletcher Thorne- Thomsen Jr. and Margaret M. Regan JTWROS	*	1,970	*	*
Jason Ridings Charitable Lead Trust #2 dated 2/28/99	*	1,700	*	*
John M. Anderson Roth IRA TD Ameritrade Inc. Custodian	*	1,700	*	*
Mark Triffon	*	1,684	*	*
Billy R. Howard	*	1,680	*	*
David Burke Individual Retirement Account	*	1,578	*	*
Joseph J. Lehky Individual Retirement Account	*	1,578	*	*
Guy Lehky, Buckeye Printing SEP-IRA	*	1,578	*	*

Richard R. Fimmel Richard R. Fimmel SEP IRA	*	1,578	*	*
John A. Huebner	*	1,550	*	*
Robert J. Richmeier	*	1,500	*	*
Christopher A. Becker	*	1,500	*	*
Ralph McFann	*	1,474	*	*
Andrew L. Keller	*	1,474	*	*
Roger Welch	*	1,474	*	*
424 524 Joseph A. Arena MD and	*	1,306	*	*
Gary Sturtz Individual Retirement Account	*	1,284	*	*	Q
Luis Ordonez	*	1,264	*	*
Robert J. Richmeier Jr.	*	1,200	*	*
Larry Hines	*	1,052	*	*
Michael L. Ford Michael L. Ford SEP-IRA	*	1,052	*	*
Ronald L. Holsinger Janet L. Holsinger	*	1,052	*	*
Norman Christopher Jane A. Christopher TTEES	*	1,052	*	*
Dennis Concilla Margaret Concilla	*	1,052	*	*
William D. Faith Individual Retirement Account	*	1,052	*	*
Orville Jones Jr. Martha Jones	*	1,052	*	*
J. Edgar Evans	*	1,052	*	*
William Stalsworth	*	1,052	*	*

Donna L. Mansperger	*	1,052	*	*
Deborah Frazier Segregated Rollover IRA	*	1,052	*	*
Harry B. Smith	*	1,052	*	*
John B. Stephens Individual Retirement Account	*	1,052	*	*
Mara Piccinini	*	1,052	*	*
Doug Bassett	*	1,052	*	*
Wei Si Weixian Wang	*	1,052	*	*
Michael A. Miller Coldwell Banker REA SARSEP-IRA	*	1,052	*	*
FMT CO CUST IRA Rollover FBO Joe S. Fleischman	*	1,000	*	*
Richard J. Lawrence IRA R/O Guarantee & Trust Co-Trustee	*	1,000	*	*
Harold Segal Kathryn Segal	*	1,000	*	*
A-Squared Holdings Inc.	*	1,000	*	*
Royce Max Bowser	*	1,000	*	*
Sanford E. Barnett and Carole J. Barnett JT TEN	*	1,000	*	*
Anna Lee Moller	*	842	*	*
Jack Zipf and Mary D. Zipf	*	842	*	*
Christine Leutschaft	*	842	*	*
Donna Coleman	*	842	*	*
FMT CO CUST IRA Rollover fbo Jill E. Kraus	*	800	*	*
Susan Greenfield	*	632	*	*

Thomas Grote Sr.	*	632	*	*
John Grote	*	632	*	*
Gail E. Counts	*	632	*	*
Alice L. Eberly TTEE Alica L. Eberly Trust	*	632	*	*
John Alfano Individual Retirement Account	*	632	*	*
Lawson Financial Corp. 401K Profit Sharing Plan dated 1/1/93	*	610	*	*
James Mark McCurry and James Madison McCurry TRS FBO GEM Cars, Inc. 401K	*	600	*	*
PFSI FBO Ronald Steinmetz Roth IRA Ronald Steinmetz	*	600	*	*
Joe Steven Fleischman Rollover IRS TD Ameritrade Clearing Custodian	*	500	*	*
Susan K. Huebner	*	500	*	*
FMT CO CUST IRA Rollover FBO Stephen Giles Richardson	*	500	*	*
Todd E. Crawford	*	434	*	*
David Anderson Roth IRA	*	422	*	*
Jamar D. McClenton	*	400	*	*
Grimes & Company Inc.	*	400	*	*
David Anderson and Erin Anderson	*	316	*	*
Richard T. Huebner	*	315	*	*
Shirley Dorn Individual Retirement Account	*	300	*	*

Charles K. Eble TOD Account	*	300	*	*
Robert W. Baird & Co., Inc. TTEE FBO Ashley E. Marsh	*	300	*	*
Steven M. Dass Individual Retirement Account	*	270	*	*
Charles T. Sayre	*	220	*	*
Craig A. Sturtz	*	210	*	*	Q
Timothy E. Godfrey	*	174	*	*
Yale Greenefield	*	140	*	*
Elizabeth A. Klipa	*	106	*	*
Paul Courlas	*	106	*	*
Licia L. Harper	*	100	*	*
Gary Morris	*	100	*	*
Bill J. Nehme	*	100	*	*
Charles Schwab Trust Co. TTEE Schwabplan Savings & Inv. Plan	*	100	*	*
William Burnit Shields and Patricia Josephine Shields JTWROS	*	75	*	*
David Williams and Mary E. Williams JTWROS	*	65	*	*
Lisa Stolarz	*	60	*	*
Stephen Concilla Roth IRA	*	22	*	*
Norbert W. Enslen Rollover IRA TD Ameritrade Clearing Custodian	*	12	*	*
Brad A. Blommer	*	10	*	*

Edward Eugene MaGouirk and Gusta L. MaGourik JT TEN	*	1	*	*
Edward Karakhanov and Rozaliya A. Karakhanova JT TEN	*	1	*	*

*

Held in street name

**

Less than 1%

(1)

Includes 98,566 restricted shares that are being registered but have not vested.

(2)

Includes 54,866 restricted shares that are being registered but have not vested.

(3)

Includes 22,427 restricted shares that are being registered but have not vested.

(4)

Includes 20,987 restricted shares that are being registered but have not vested.

(5)

Includes 22,667 restricted shares that are being registered but have not vested.

(6)

Includes 22,194 restricted shares that are being registered but have not vested.

(7)

Includes 20,987 restricted shares that are being registered but have not vested.

(8)

Includes 3,600 restricted shares that are being registered but have not vested.

(9)

Includes 5,600 restricted shares that are being registered but have not vested.

(10)

Includes 7,250 restricted shares that are being registered but have not vested.

(11)

Includes 11,568 restricted shares that are being registered but have not vested.

(12)

Includes 200,000 restricted shares that are being registered but have not vested.

(13)

Includes 2,000 restricted shares that are being registered but have not vested.

(14)

Includes 1,520 restricted shares that are being registered but have not vested.

(15)

Includes 1,520 restricted shares that are being registered but have not vested.

(14)

Includes 1,520 restricted shares that are being registered but have not vested.

(15)

Includes 1,520 restricted shares that are being registered but have not vested.

(16)

Includes 1,520 restricted shares that are being registered but have not vested.

(17)

Includes 1,520 restricted shares that are being registered but have not vested.

(18)

Includes 400 restricted shares that are being registered but have not vested.

(19)

Includes 400 restricted shares that are being registered but have not vested.

(20)

Includes 1,520 restricted shares that are being registered but have not vested.

(21)

Includes 1,520 restricted shares that are being registered but have not vested.

(22)

Includes 1,920 restricted shares that are being registered but have not vested.

(23)

Includes 400 restricted shares that are being registered but have not vested.

(24)

Includes 1,520 restricted shares that are being registered but have not vested.

(25)

Includes 1,520 restricted shares that are being registered but have not vested.

(26)

Includes 2,000 restricted shares that are being registered but have not vested.

(27)

Includes 2,000 restricted shares that are being registered but have not vested.

(28)

Includes 1,520 restricted shares that are being registered but have not vested.

(29)

Includes 1,520 restricted shares that are being registered but have not vested.

(30)

Includes 1,920 restricted shares that are being registered but have not vested.

A.

Affiliated with Bathgate Capital Partners, LLC, an investment banking firm that participated in our 2009 Private Placement.

B.

A participant of the selling group in our 2009 Private Placement.

C.

Affiliated with Liolios Group, Inc., our investor relations firm.

D.

Son of David A. Tenwick, Chairman of AdCare.

E.

Affiliated with Newbridge Securities Group, the underwriter in our 2006 initial public offering.

F.

An employee of AdCare.

G.

A director of AdCare during 2008.

H.

A director of AdCare during 2005 - 2007.

I.

An officer and director of AdCare until 2008.

J.

A consultant in the AdCare IPO in 2006.

K.

A noteholder of AdCare.

L.

An investor relations firm that represented AdCare in 2007.

M.

A partner with AdCare in the Lincoln Lodge.

N.

Provided investment banking services to AdCare in 2008-2009.

O.

The lessor of the Pavilion Facility managed by AdCare.

P.

An AdCare employee.

Q.

Son of Larry Sturtz, Director of AdCare

R.

Brother of David A. Tenwick, Chairman of AdCare

S.

Counsel for AdCare

T.

Vice President of Huntington Bank, AdCare’s bank

U.

A director of AdCare

V.

Wife of Director Chris Brogdon

W.

Son of Director Chris Brogdon

X.

Greater than 5% shareholder

PLAN OF DISTRIBUTION

We are registering the following securities on behalf of the selling securityholders identified herein: (1) 1,382,500 Private Placement Warrants issued in a Private Placement on December 8, 2009, (2) 171,378 shares of common stock, no par value, comprising the Management Restricted Stock issued to certain officers and directors of the Company on November 30, 2009, (3) 20,000 shares of common stock, no par value, comprising the Rockwood Restricted Stock issued to Rockwood on April 14, 2008, (4) 70,300 shares of common stock, no par value, issued to Newbridge Securities Corp. in connection with our initial public offering, (5) 70,300 Warrants issued to Newbridge Securities Corp. in connection with our initial public offering and (6) up to 4,481,450 shares of common stock, no par value, issuable upon the exercise of certain warrants and options, consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,217,111 shares of common stock underlying the IPO Warrants, (iii) 1,811,539 shares of common stock underlying the Securityholder Warrants and (iv) 70,300 shares of common stock underlying the Newbridge Warrants.  We will not receive any of the proceeds from the sale by the selling stockholders of the registered securities.  We will bear all fees and expenses incident to our obligation to register the securities described herein.

The selling securityholders may sell all or a portion of the registered securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the registered securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The registered securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be affected in transactions, which may involve crosses or block transactions.

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•

in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

through the writing of options, whether such options are listed on an options exchange or otherwise;

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales;

•

sales pursuant to Rule 144;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling registered securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the registered securities, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume.  The selling securityholders may also sell registered securities short and deliver registered securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales.  The selling securityholders may also loan or pledge registered securities to broker-dealers that in turn may sell such securities.

The selling securityholders may pledge or grant a security interest in some or all of the registered securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the registered securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledge, transferee or other successors in interest as selling securityholders under this prospectus.  The selling securityholders also may transfer and donate the registered securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the registered securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the registered securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the registered securities may be sold in such states only through registered or licensed broker-dealers.  In addition, in some states the registered securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the registered securities by the selling securityholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of registered securities to engage in market-making activities with respect to such securities.  All of the foregoing may affect the marketability of the registered securities and the ability of any person or entity to engage in market-making activities with respect to such securities.

We will pay all expenses of the registration of the securities, estimated to be $26,625.64 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling securityholders against certain losses, claims, damages and liabilities, including some liabilities under the Securities Act.  We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Private Placement Warrants

We are registering 1,382,500 Private Placement Warrants issued pursuant to a Private Placement of certain shares of the Company’s common stock which occurred on December 8, 2009.  Pursuant to the Private Placement, the Company offered to sell a minimum of 250,000 units and a maximum of 1,000,000 units, with an over-allotment up to an additional 400,000 units (“Private Placement Units”).  Each Private Placement Unit was sold at a price of $2.00 per Unit and consists of one share of the Company’s common stock, no par value, and one warrant (a “Private Placement Warrant”) to purchase a share of the Company’s common stock at an exercise price of $2.50 per share.  The warrants are exercisable at any time until the fifth anniversary date of the completion of the Private Placement.

The Company has the option, exercisable at any time following the closing of the Private Placement, and provided that (i) the common stock underlying the Private Placement Warrants is registered and (ii) the common stock trades at or above $6.00 per share for ten consecutive trading days during which the average daily volume for the ten day period is at least 40,000 shares, to call for the repurchase of all or any of the holder’s Warrants for an amount equal to ten cents ($.10) per Warrant.

The Private Placement Units were offered to a limited number of investors who met certain qualifications pursuant to exemption from the registration requirements of the Securities Act of 1933, as amended.

Newbridge Warrants

We are registering 70,300 Newbridge Warrants issued to Newbridge in connection with our initial public offering.  The Warrants were issued pursuant to the terms of a Warrant Agreement by and between us and Newbridge.  The terms of the Warrants originally entitled Newbridge to purchase one share of common stock at a price of $5.40 per share of common stock for a period of 5 years following the completion of the Company’s initial public offering.  At a Special Meeting of the Stockholders held on November 30, 2009, our stockholders approved the amendment to the terms of the Newbridge Warrants to conform to the terms of the Private Placement Warrants.  Accordingly, the material terms of the Newbridge Warrants were amended as follows:

Exercise Price – The exercise price of the Newbridge Warrants would decrease from $5.40 per share to $2.50 per share.

Expiration Date – The expiration date of the Newbridge Warrants would be extended until the fifth anniversary date of the completion of the Private Placement.

Callable Option – The Company shall have the option, exercisable at any time following the closing of the Private Placement, and provided that (i) the common stock underlying the Warrants is registered and (ii) the common stock trades at or above $6.00 per share for ten consecutive trading days during which the average daily volume for the ten day period is at least 40,000 shares, to call for the repurchase of all, or any portion of, any holder’s Warrants for an amount equal to ten cents ($.10) per Warrant.  Upon receiving such notice, the holder of the Warrant will have thirty (30) days to exercise the Warrant prior to the repurchase.

Management Restricted Stock

We are registering 171,378 shares of common stock, no par value, comprising certain stock issued to  officers and directors on November 30, 2009 (the “Management Restricted Shares”).  The Management Restricted Shares were issued in replacement of and in substitution for certain un-vested warrants scheduled to vest in 2012, which warrants were originally issued to such officers and directors pursuant to the Incentive Plan adopted at a Special Meeting of the Stockholders on August 15, 2008.  Pursuant to the Incentive Plan,  officers and directors of the Company were to receive warrants (subject to certain vesting requirements) in 2012 entitling them to purchase up to 218,461 aggregate shares of common stock.  In connection with the Private Placement, at Special Meeting of the Stockholders held on November 30, 2009, our stockholders voted to amend the terms of the Incentive Plan specifically to eliminate the issuance of un-vested warrants scheduled to vest under the Plan in 2012.  In addition, our stockholders voted to replace the unvested warrants with Management Restricted Shares to the selling securityholders identified herein.  The Management Restricted Shares are subject to forfeiture and a one year restriction on transfer.  In the event that a recipient of the Management Restricted Shares is not employed by the Company at the end of the one year restriction, all Restricted Shares will be forfeited; provided, however, that no forfeiture will occur in the event there is a “change in control” of the Company during the restricted period or in the event that the recipient is terminated by the Company without “cause” during the restricted period.

Rockwood Restricted Stock

We are registering 20,000 shares of common stock, no par value, comprising certain stock to be issued to Rockwood in connection with the amendment of a lease with AdCare in April of 2008.

Common Stock

We are registering up to 4,481,450 shares of our common stock, no par value, issuable upon exercise of the certain warrants and options, consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,217,111 shares of common stock underlying the IPO Warrants, (iii) 1,811,539 shares of common stock underlying the Securityholder Warrants and (iv) 70,300 shares of common stock underlying the Newbridge Warrants.

This section describes the general terms and provisions of our common stock.  For more detailed information, you should refer to our Articles of Incorporation and Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Subject to the rights of any holders of serial preferred stock, each outstanding share of common stock is entitled to such dividends as may be declared from time to time by our board of directors.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders.  Pursuant to our Articles of Incorporation, holders of our common stock do not have the right to cumulative voting; therefore, the holders of a majority of the shares voting for the election of the board of directors can elect all the directors standing for election, if they so choose.  In the event of liquidation, dissolution or winding up of AdCare, holders of our common stock are entitled to receive, on a pro rata basis, any assets remaining after provision for payment of creditors and any holders of our serial preferred stock.  No holder of our common stock has any preemptive or preferential right to purchase or subscribe to any class of AdCare capital stock.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock.  For more detailed information, you should refer to our Articles of Incorporation and Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our Articles of Incorporation authorize the board of directors to issue the serial preferred stock as serial stock of any series and in connection with the creation of such series to fix by the resolution or resolutions providing for the issue of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the fullest extent permitted by law of the State of Ohio.  As of the date of this prospectus, our Board of Directors has no plans, agreements or understandings for the issuance of any shares of preferred stock.

Listing

Our common stock is quoted on the NYSE AMEX under the symbol “ADK.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio.  Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of our common stock.

EXPERTS

Battelle & Battelle LLP, an independent registered public accounting firm, audited our consolidated financial statements included in our 2009 Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report which has been incorporated by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring to those publicly available documents.  The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Our Quarterly Report for the quarter ended March 31, 2010 on Form 10-Q filed with the SEC on May 17, 2010.

•

Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on April 2, 2010.

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 31, 2010.

•

Our Current Reports on Form 8-K filed with the SEC (excluding any information which is furnished and not filed with the SEC) on February 5, 2009, April 2, 2009, May 18, 2009, September 29, 2009, December 11, 2009, December 23, 2009, and January 4, 2010, March 11, 2010, April 14, 2010, May 18, 2010 and June 10, 2010.

•

Our Quarterly Report for the quarter ended March 31, 2009 on Form 10-Q filed with the SEC on May 15, 2009.

•

Our Quarterly Report for the quarter ended June 30, 2009 on Form 10-Q with the SEC on August 13, 2009.

•

Our Quarterly Report for the quarter ended September 30, 2009 on Form 10-Q filed with the SEC on November 16, 2009.

•

The description of our common stock contained in our Exchange Act Registration Statement on Form 8-A12B filed with the SEC on November 7, 2006 incorporating the description contained in our Registration Statement on Form SB-2, File No. 333-131542, as originally filed with the SEC on February 23, 2006 and as subsequently amended..

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

AdCare hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus.  Request for such copies should be directed to AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032, Attention:  Scott Cunningham, Chief Financial Officer.

Any statement contained in a document incorporated by reference or deemed incorporation by reference in this prospectus or any prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus and such prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference modified, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus or prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement.  Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.  We also file periodic reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings, including the registration statement, are also available to you on the SEC’s website, www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Act.  We will be governed by the final adjudication of the issue.

SUBJECT TO COMPLETION, DATED JUNE 11, 2010

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ADCARE HEALTH SYSTEMS, INC.

$20,000,000 of Common Stock

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, we may offer to sell shares of common stock up to a maximum aggregate offering price of $20,000,000.  This prospectus provides you with a general description of our common stock.

We may offer our common stock through agents, underwriters or dealers or directly to investors.  Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus.  We will set forth the names of any underwriters or agents in the accompanying prospective supplement, as well as the net proceeds we expect to receive from such sale.  In addition, the underwriters, if any may over-allot a portion of the securities.

Our common stock is traded on the NYSE AMEX under the symbol “ADK”.  On March 31, 2010, the last reported sale of our common stock on the NYSE AMEX was $5.75 per share.

As of March 31, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,426,196.  We have not offered any of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

 You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information”.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 42 for certain risks and uncertainties that you should consider.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Prospectus dated June 11, 2010

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You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  The information on this prospectus is complete and accurate only as of the date of the front cover regardless of the time delivery of this prospectus or of any sale of shares.  Except where the context requires otherwise, in this prospectus, the words “Company,” “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., an Ohio corporation.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus.  It does not contain all of the information that is important to you.  We encourage you to carefully read this entire prospectus and the documents to which we refer you.  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus.

Our Company

We are a Springfield, Ohio based developer, owner and manager of retirement communities, assisted living facilities, nursing homes, and provide home health care services in the State of Ohio.  We currently manage fourteen facilities, comprised of six skilled nursing centers, six assisted living residences and two independent living/senior housing facilities, totaling over 820 units.

We were organized in 1989 by Gary Wade and J. Michael Williams.  Mr. Wade remains active in the management of the business, as President and CEO.  Passport Retirement, founded by David A. Tenwick, our Chairman, acquired AdCare Health Systems in 1995.  We have a seasoned senior management team with substantial senior living, healthcare and real estate industry experience.  Our senior management team is incentivized to continue to grow our business through their combined ownership of approximately 32.2% of our common stock.

Description of Business

We have an ownership interest in eight of the facilities we manage, comprised of 100% ownership of two of the skilled nursing centers and six assisted living facilities.  The assisted living facilities that we own operate under the name Hearth & Home, with the tag line “Home is where the hearth is . . .”  We also maintain a development/consulting initiative which is strategic in providing potential management opportunities to our core long-term care business.  AdCare Health Systems, Inc. and Hearth & Home are registered trademarks.  All of our properties are located within the State of Ohio.

On May 15, 2008, we completed our acquisition of the New Lincoln Lodge.  This acquisition was effective April 1, 2008.  Consequently, many of the expense areas in our income statement have increased.  The New Lincoln Lodge is a senior living facility located in Columbus, Ohio.  For further information on this acquisition, please review our 8-K filed on May 19, 2008 and amended on July 29, 2008.

Additionally, in November, 2008, we acquired the remaining 50.8% ownership interest in Hearth & Home of Van Wert, LLC as required by our forward purchase contract.  Through October, 2008, we owned 49.2% of the limited liability company with the remaining 50.8% owned by individual investors, located primarily in Van Wert.

Our business operates in two segments:  (1) management and facility-based care and (2) home-based care.  In our management and facility-based care segment, we derive revenues from three primary sources.  We operate and have ownership interests in eight facilities for which we collect fees from the residents of those facilities.  Profits/losses are generated to the extent that the monthly patient fees exceed the costs associated with operating those facilities.  We also manage assisted living facilities and nursing homes owned by third parties.  With respect to these facilities, we receive a management fee based on the revenue generated by the facilities.  Within our management facility-based care segment, we provide development, consulting and accounting service to third parties.  In these instances, we receive a fee for providing those services.  These fees vary from project to project, with the development fee in most cases being based on a percentage of the total cost to develop the project.

Our home-based care segment provides home health care services to patients while they are living in their own homes.  We use our own employees and independent contractors to provide the in-home health care and home care services at a fixed rate.  Our profits/losses are based upon the spread between the amount we receive for providing the services and the cost incurred by us in providing those services.  Our costs to provide services including the personnel cost which we have paid to the employees and independent contractors as well as our overhead and management expenses.  Our management and support staff are more than adequate to support the number of employees and independent contractors in the field.  Therefore, the profitability of our home-based care segment will improve with increased patient volume and visits provided to the extent that we can increase the number of independent contractors and employees in the field.

Because our overhead costs are relatively fixed, our management team believes that the keys to profitable operations of our business are achieving higher occupancy in the long-term care facilities that we own and/or manage, and increasing the number of home health care providers that we have in the field.

We entered the home healthcare field with the acquisition of Assured Health Care in January, 2005.  Our management team believes that we have an infrastructure in place to support more offices and a larger number of home health care professionals which will allow us to increase the number of patients served.  During 2008, we began providing home health services to residents in assisted living facilities that we own and manage.  This cross-selling initiative has proven beneficial to Assured Health Care by increasing our revenue and beneficial to the residents of assisted living by providing them skilled services that otherwise are not available in the assisted living setting.  These actions along with continued marketing efforts to expand our market share within the region we serve have improved the profitability of Assured Health Care.

In addition to improving our existing operations, our management team believes that there are significant opportunities to continue the growth of our business.  Our nursing homes, assisted living facilities and independent living facilities operate in the senior living facilities market.  Our management believes that this market is one of the most dynamic and rapidly growing sectors within the healthcare space.  We believe the trends are encouraging as a result of two key industry drivers:  positive demographics, due to the aging of America, coupled with the limited supply of senior living facilities.  Our strategy is to be opportunistic by exploiting these trends and growing both internally and through strategic acquisitions.

Corporate Information

Our principal executive offices are located at 5057 Troy Road, Springfield, Ohio 45502, and our telephone number is (937) 964-8974.  We maintain a website at www.adcarehealth.com.

Employees

As of December 31, 2009, we had approximately 846 total employees of which 538 were full time employees.

The Offering

Shares of common stock, no par value, being registered hereunder:	An indeterminate number of shares of common stock are being offered up to a maximum aggregate offering price of $20,000,000.
Shares of common stock outstanding as of March 31, 2010:	5,360,006 shares of common stock
Use of Proceeds:

We will retain broad discretion over the use of net proceeds to us from any sale of our common stock under this prospectus.  We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying, redeeming, or repurchasing existing debt, and for working capital, capital expenditures, and acquisitions.

Risk Factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment.  Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the capital “Risk Factors” beginning on page 32.

NYSE AMEX Market Symbol	“ADK”

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RISK FACTORS

The following are certain risk factors that could affect our business, operations and financial condition.  These risk factors should be considered in connection with evaluating the forward-looking statements contained in this prospectus because these factors could cause the actual results and conditions to differ materially from those projected in forward-looking statements.  This section does not describe all risks applicable to our business, and we intend it only as a summary of certain material factors.  If any of the following risks actually occur, our business, financial condition or results of operations could be negatively affected.  In that case, the trading price of our stock could decline.

We intend to expand our business into new areas of operation.

Our business model calls for seeking to acquire existing cash flowing operations and to expand our operations and branch out into other related areas of business.  While we intend to retain our focus on the health care industry, our success will largely depend on our ability to expand into new areas of business within our general industry.  As a result, we expect to experience all of the risks that generally occur with expansion into new areas.  Many of these risks are out of our control, including risks such as:

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adapting our management systems and personnel into new areas of business;

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integrating new businesses into our structure;

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obtaining adequate financing under acceptable terms;

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where applicable, securing joint venture arrangements with local hospitals, churches, universities, and other entities;

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retention of key personnel, customers and vendors of the acquired business;

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impairments of goodwill and other intangible assets; and

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contingent and latent risks associated with the past operations of, and other unanticipated costs and problems arising in, an acquired business.

If we are unable to successfully integrate the operations of an acquired business into our operations, we could be required to undertake unanticipated changes.  These changes could have a material adverse effect on our business.  Since we went public in November, 2006, we have not expanded into new areas of business.

We may need additional financing to complete our long-term acquisition and expansion plans, and we do not have commitments for additional financing.

To achieve our growth objectives, we will need to obtain sufficient financial resources to fund our expansion, development and acquisition activities.  We believe we may need to secure debt financing in order to help us leverage our equity resources and make further acquisitions. As of December 31, 2009 we had an accumulated deficit of $9,805,249 and negative working capital of approximately $2,658,000.  Our cumulative losses have, in the past, made it difficult for us to borrow adequate funds on what management believed to be commercially reasonable terms.  To date, we do not have any commitments for such financing and there can be no assurance that adequate financing will be available on terms that are acceptable to us, if at all.  In addition, our Board of Directors may elect to use our stock as "currency" in acquiring additional businesses.  If so, our stockholders may experience dilution.

We currently have a line of credit in place which may be insufficient to satisfy short-term cash needs.

In March of 2010, we increased our available line of credit with Huntington National Bank to $200,000 in order to assist with cash flow.  As of December 31, 2009, the entire line of credit (then $100,000) was available for use in operations of the Company.  During 2008, we established a $150,000 line of credit using funds from our non-qualified deferred compensation plan.  Members of this plan, which is only available to senior management, authorized the transfer of funds to establish the line of credit with interest accruing at 8%.  As of December 31, 2009, the entire line of credit was available for use in operations of the Company.  Businesses typically use lines of credit to finance short-term and unexpected cash needs.  There can be no assurances that these lines of credit will be sufficient in the event of an acute cash deficit.  Therefore, we intend to secure additional lines of credit or increases in our existing lines but we can provide no assurance that it will be available on acceptable terms, if at all, or that the amount of any line of credit obtained will be sufficient to handle future cash needs as they arise.

Our business is concentrated in Ohio, making it subject to increased risks as a result of potential declines in the Ohio economy.

To date, all of our properties are located within the State of Ohio.  In recent years, the economy in the State of Ohio has lagged behind the economic growth in other areas of the country.  While we intend to explore expansion into other geographic areas, we are, to some extent, dependent upon the economy of the State of Ohio and the surrounding region.  To date, we do not believe that the slow growth of the Ohio economy has negatively impacted our business.

We have a history of operating losses and may incur losses in the future as we expand.

For the year ended December 31, 2009, we had a net income of $440,283 compared to a net loss of $1,076,178 for the year ended December 31, 2008.  Therefore, we have only recently had profitable operations.  There can be no assurance that we will be able to maintain profitable operations as we expand.  As of December 31, 2009, we have working capital of approximately $2,658,000.

Management's plans with the objective of improving liquidity and profitability in future years encompass the following:

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refinancing debt where possible to obtain more favorable terms.

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increase facility occupancy.

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add additional management contracts.

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acquire existing cash flowing operations to expand our operations and branch out into other related areas of business.

Management believes that the actions that will be taken by the Company provide the opportunity for the Company to improve liquidity and achieve profitability.  However, there can be no assurance that such events will occur.

Assisted living and skilled nursing facility financial stability could be negatively impacted by the current economic conditions.

Approximately 19% of our skilled nursing occupants and nearly all the occupants of our assisted living facilities rely on their personal investments and wealth to pay for their stay in our facilities.  Recent declines in market values of investments could limit their ability to pay for services or shorten the period of time for which they can pay privately for their stay.  The declining market for the sale of homes could limit their ability to sell their personal assets further reducing their ability to remain in our facilities.  Furthermore, adult children who have recently become unemployed may decide to care for their parent at home so that their parent's income may help offset some of their own financial burdens.  While we have not found these circumstances to have a material effect on financial results to date, the length of the economic downturn and eventual recovery could begin to manifest in these areas reducing facility occupancy, financial performance and cash flow.

We are engaged in an evolving and highly-regulated industry, which increases the cost of doing business and may require us to change the way our business is conducted.

Health care is an area of extensive and frequent regulatory change.  Changes in the laws or new interpretations of existing laws can have a significant effect on methods of doing business, cost of doing business, and amounts of reimbursements from the government and other payers.  Our assisted living residences and nursing homes are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities.  We are and will continue to be subject to varying degrees of regulation and licensing by health or social service agencies.  A failure to comply with applicable requirements could cause us to be fined or could cause the cessation of our business, which would have a material adverse effect on our company.

The manner and the extent to which assisted living is regulated at the federal and state level is evolving.  Changes in the laws or new interpretations of existing laws may have a significant effect on our methods and costs of doing business.  Our success will depend partially on our ability to satisfy the applicable regulations and requirements and to procure and maintain required licenses.  Our operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care given to the residents and revisions in licensing and certification standards.  We believe that our operations do not presently violate any existing federal or state laws.  But there can be no assurance that federal, state, or local laws or regulatory procedures which might adversely affect our business, financial condition, and results of operations for prospects will not be expanded or imposed.

Changes in the methods of payment from Medicare and Medicaid or the reimbursement rates may adversely affect our revenues and operating margins.

For the year ended December 31, 2009, Medicare and Medicaid constituted 30% and 51%, respectively, of our total patient care revenues.  For the year ended December 31, 2008, Medicare and Medicaid constituted 25% and 53%, respectively, of our total patient care revenues.  The health care industry is experiencing a strong trend towards cost containment.  In general, the government has sought to impose lower reimbursement and resource utilization group rates, limit the scope of covered services, and negotiate reduced payment schedules with providers.  These cost containment measures have generally resulted in reduced rates of reimbursement for the services provided by companies such as ours.

Changes to Medicare and Medicaid reimbursement programs have limited, and are expected to continue to limit, payment increases under these programs.  Also, the timing of Medicare and Medicaid program payments is subject to regulatory action and governmental budgetary constraints.  In addition, federal and state government agencies may reduce the funds available under those programs in the future or require more stringent utilization and quality review of service providers such as us.

State regulatory changes also affect our business.

In the budget passed by the Ohio General Assembly effective July 1, 2005, significant changes were made to the Medicaid reimbursement formula for nursing homes.  Under this new law, the cost reimbursement system, which had been in place since the early 1990's, will be phased out and replaced with a pricing system that will reward both quality of care and efficiency in management operations.  In July 2006, Medicaid began the transition to the new reimbursement system.  Beginning in July, 2010, the State of Ohio has proposed completing the transition to the new reimbursement system which would have the effect of reducing reimbursement at some of our nursing homes if approved.  Additionally, the State of Ohio has stopped paying co-pays on dually eligible residents.  For the time being, the Federal Government has picked up the costs of the co-pays no longer provided by the State of Ohio.  We are not certain whether the Federal Government will continue this program in the long run.  As a result, should Ohio continue to refuse co-pays on dually eligible residents and the Federal Government should stop such payments; a substantial amount of our co-pays could become uncollectible.

An expanded Federal program is underway to recover Medicare overpayments.

The Medicare Modernization Act of 2003 established a three year demonstration project to recover overpayments and identify underpayments on Medicare claims from hospitals, skilled nursing facilities and home health agencies through a review of claims previously paid by Medicare beginning in October, 2007.  Medicare contracted nationwide with third parties known as Recovery Audit Contractors (“RAC”) to conduct these reviews commonly referred to as RAC Audits.  Due to the success of the program, the Tax Relief and Healthcare Act of 2006 made the program permanent and mandated its expansion to all 50 states by 2010.  As of March 31, 2010, we have not received notification that any of our claims are subject to RAC Audits however, we can make no assurances that our claims will not be selected for RAC Audits in the future and if they are the extent to which these audits may reduce our revenue or otherwise hinder cash flow.  For the year ended December 31, 2009, approximately 30% of our patient care revenue was from Medicare.

State Certificate of Need laws and other regulations could negatively impact our ability to grow our nursing home business.

The State of Ohio, and other states in which we could expand, have adopted Certificate of Need or similar laws that generally require that a state agency approve certain nursing home acquisitions and determine the need for certain nursing home bed additions, new services, capital expenditures, or other changes prior to the acquisition or addition of beds or services, the implementation of other changes, or expenditure of capital.  State approvals are generally issued for specified maximum expenditures and require implementation of the proposal within a specified period of time.  Failure to obtain the necessary state approval can result in the inability to provide the service, to operate the centers, to complete the acquisition, addition, or other change, and can also result in sanctions or adverse action on the center's license and adverse reimbursement action.  There can be no assurance that we will be able to obtain Certificate of Need approval for all future projects requiring the approval, or that approvals will be timely.

Due to the high-risk circumstances in which we conduct business, we may encounter liability claims in excess of insurance coverage.

The provision of health care services entails an inherent risk of liability.  In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs.  We currently maintain $1,000,000 in liability insurance for any one exposure.  This insurance is intended to cover malpractice and other lawsuits.  Although we believe that it is in keeping with industry standards, there can be no assurance that claims in excess of our limits will not arise.  Any such successful claims could have a material adverse effect upon our financial condition and results of operations.  Claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect upon our ability to attract and retain business.  In addition, our insurance policies must be renewed annually and there can be no assurance that we will be able to retain coverage in the future or, if coverage is available, that it will be available on acceptable terms.

We encounter intense competition from competitors, many of whom have greater resources than AdCare.

The long-term care industry is highly competitive and we believe that it will become even more competitive in the future.  Our assisted living facilities and nursing homes compete with numerous companies providing similar long-term care alternatives, such as home health care agencies, community-based service programs, retirement communities and convalescent centers, and other assisted living providers.  We compete with national companies such as HCR Manor Care, Alterra and Extended Care with respect to both our nursing home and assisted living facilities.  We also compete with locally owned entities as well as Health Care Facilities-HCF on a regional basis.  Historically, we have found that the entry of one or more of these competitors into one of our established markets can reduce both our occupancy and the rates we are able to charge to our customers. In the past, we have found national publicly traded competitors who are willing to enter into a market already served by us.  When these competitors experienced lower than expected occupancies, they relied on their greater financial resources to reduce their rates in order to increase occupancy.  This resulted in our occupancies decreasing below expected levels. Eventually, demographics improved and rates stabilized.  However, there can be no assurance that similar events will not occur in the future which could limit our ability to attract residents or expand our business and that could have a negative effect on our financial condition, results of operations, and prospects.  We can provide no assurance that competitive pressures will not have a material adverse effect on us.

The home health care business is also highly competitive.  Since we first acquired Assured Health Care in 2005, its operations remain relatively centralized in the Dayton, Ohio area.  However, in that area, Assured faces competition from several sources including, without limitation, Fidelity Nursing Home Systems, Kettering Network Home Care, GEM City Home Care, Greene Memorial Hospital Home Care, and Community Springfield.

Our business is very labor intensive, we operate in smaller markets with limited personnel resources, and our success is tied to our ability to attract and retain qualified employees.

We compete with other providers of home health care, nursing home care, and assisted living with respect to attracting and retaining qualified personnel.  We depend on the availability of Registered Nurses and Licensed Practical Nurses to provide skilled care to our nursing home residents.  According to the Ohio Hospital Association, the supply of nurses nationwide is predicted to be 800,000 short of demand by 2020.  Another study conducted by Dr. David I. Auerbach for the journal Health Affairs estimated the shortage to increase to 340,000 by 2020.  According to the Bureau of Labor Statistics, "employment of registered nurses is expected to grow 23 percent [or 587,000 jobs] from 2006 to 2016, much faster than the average for all occupations".  The Bureau of Labor Statistics also reports "employment of LPNs is expected to grow 14 percent [or 105,000 jobs] between 2006 and 2016, faster than the average for all occupations, in response to the long-term care needs of an increasing elderly population and the general increase in demand for health care services".  While the experts may not agree on the size of the shortage, they all appear to agree that there is and will continue to be a shortage.  Because of the small markets in which we operate, shortages of nurses and/or trained personnel may require us to enhance our wage and benefit package in order to compete and lure qualified employees from more metropolitan areas.  To date, we have been able to adequately staff all of our operations.  However, we can provide no assurance that our labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in revenues.

We are dependent on our management team and the loss of any of these individuals would harm our business.

Our future success depends largely upon the management experience, skill, and contacts of our officers and directors, in particular, David A. Tenwick, our Chairman, Gary L. Wade, our President and CEO, Scott Cunningham, our Chief Financial Officer, and Christopher Brogdon, our Vice-Chairman and Chief Acquisitions Officer.  Mr. Wade, Mr. Cunningham, and Mr. Tenwick have each signed employment contracts that are effective through September 2011.  Mr. Brogdon is not currently a party to an employment contract with us.  Loss of the services of any or all of these officers could be materially detrimental to our operations.  In addition, due to the location of our corporate headquarters in a smaller urban region, we may experience difficulty attracting senior managers in the future.

Our business is largely dependent on short-term management contracts that may not be renewed from year to year.

For the years ended December 31, 2009 and 2008, approximately 7.0% and 7.2%, respectively, of our total revenues were generated from management contracts to manage senior living and long-term care facilities.  These contracts generally have terms of three years with options to renew at the end of the term.  Each contract can be terminated without cause by either party on nine months notice and may be terminated earlier for cause.  There can be no assurance that the contracts will be renewed at the end of the present terms, or that our customers will not exercise their ability to terminate the contracts earlier.  Our home healthcare business enters into one year contracts with various agencies to provide home care services to clients and members of those agencies.  There can be no assurance that existing contracts will be renewed in 2010 or later.

We own multiple parcels of real estate and could be subject to environmental liability for hazardous substances found on any of those parcels, whether or not we caused the contamination.

While we are not aware of any potential problems at this time, we own multiple parcels of real estate, each of which is subject to various federal, state, and local environmental laws, ordinances, and regulations.  Many of these laws and regulations provide that a current or previous owner of real property may be held liable for the cost of removing hazardous or toxic substances, including materials containing asbestos that would be located on, in, or under the property.  These laws and regulations often impose liability whether or not the owner or operator knew, or was responsible for, the presence of the hazardous or toxic substances.  The cost of the removal is generally not limited under the laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator.  The presence of these substances or failure to remediate such substances properly may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral.  If any of our properties were found to have environmental issues, we may be required to expend significant amounts to rehabilitate the property and we may be subject to significant liability.

The price of our securities may be subject to fluctuation.

The market price of our common stock and warrants will likely be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control.  These factors include:

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variations in our operating results;

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changes in the general economy, and more specifically the Ohio economy or in the local economies in which we operate;

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the financial markets; the state and length of the present bear market and when the market may recover;

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the departure of any of our key executive officers and directors;

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the level and quality of securities analysts’ coverage for our common stock;

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announcements by us or our competition of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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changes in federal, state, and local health-care regulations to which we are subject; and

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future sales of our common stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.

Our management substantially controls all major decisions.

Our directors and officers beneficially own approximately 40.1% of our outstanding common shares.  Therefore, our directors and officers will be able to influence major corporate actions required to be voted on by stockholders, such as the election of directors, the amendment of our charter documents, and the approval of significant corporate transactions such as mergers, reorganizations, sales of substantially all of our assets, and liquidation.  Furthermore, our directors will be able to make decisions affecting our capital structure, including decisions to issue additional capital stock, implement stock repurchase programs and incur indebtedness.  This control may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

As we expand our operations, we may open or manage facilities that are geographically near other facilities that we operate or manage.

While the facilities that we own and manage are sufficiently well-spaced so that they do not currently compete for business, there can be no assurance in the future, as we grow, that circumstances will not arise where facilities which we own and/or manage will compete with each other for patients.  If this were to occur, it may damage our relationships with facilities that we manage that could result in the termination of our management agreements.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.  These requirements may place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and, although not currently required, a report by our independent registered public accountants addressing these assessments.  During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion

Takeover defense provisions may adversely affect the market price of our common stock.

Various provisions of Ohio corporation law and of our corporate governance documents may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of our common stock in the event of an attempted hostile takeover.  In addition, the existence of these provisions may adversely affect the market price of our common stock and warrants.  These provisions include:

•

a requirement that special meetings of stockholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•

staggered terms among our directors with these classes of directors and only one class to be elected each year;

•

advance notice requirements for stockholder proposals and nominations; and

•

availability of “blank check” preferred stock.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business and future products.

Our Articles of Incorporation and Code of Regulations provide for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our product candidates, thereby affecting our ability to attain or maintain profitability.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Forward-looking statements provide our current expectations or forecasts of future events.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The risk factors referred to in this prospectus could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements.  The risks and uncertainties described in this prospectus are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  There may be additional risks not presently known to us or that we current believe are immaterial to our business.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.  Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this prospectus are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates . However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares.  We have not independently verified market and industry data from third-party sources.  In addition, consumption patterns and customer preferences can and do change.  As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from any sale of our common stock under this prospectus.  We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying, redeeming, or repurchasing existing debt, and for working capital, capital expenditures, and acquisitions.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue 14,500,000 shares of common stock, no par value, and 500,000 shares of serial preferred stock, no par value.  As of March 31, 2010, we had issued 5,360,007 shares of common stock.  There are no serial preference shares currently outstanding.

Common Stock

This section describes the general terms and provisions of our common stock.  For more detailed information, you should refer to our Articles of Incorporation and Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Subject to the rights of any holders of serial preferred stock, each outstanding share of common stock is entitled to such dividends as may be declared from time to time by our board of directors.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders.  Pursuant to our Articles of Incorporation, holders of our common stock do not have the right to cumulative voting; therefore, the holders of a majority of the shares voting for the election of the board of directors can elect all the directors standing for election, if they so choose.  In the event of liquidation, dissolution or winding up of AdCare, holders of our common stock are entitled to receive, on a pro rata basis, any assets remaining after provision for payment of creditors and any holders of our serial preferred stock.  No holder of our common stock has any preemptive or preferential right to purchase or subscribe to any class of AdCare capital stock.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock.  For more detailed information, you should refer to our Articles of Incorporation and Regulations, copies of which have been filed with the SEC.  These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our Articles of Incorporation authorize the board of directors to issue the serial preferred stock as serial stock of any series and in connection with the creation of such series to fix by the resolution or resolutions providing for the issue of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the fullest extent permitted by law of the State of Ohio.  As of the date of this prospectus, our Board of Directors has no plans, agreements or understandings for the issuance of any shares of preferred stock.

Listing

Our common stock is quoted on the NYSE AMEX under the symbol “ADK.”

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•

through underwriters or dealers;

•

directly to purchasers;

•

in a rights offering;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•

through agents; or

•

through a combination of any of these methods.

The prospectus supplement will include the following information:

•

the terms of the offering;

•

the names of any underwriters or agents;

•

the name or names of any managing underwriter or underwriters;

•

the purchase price or initial public offering price of the securities;

•

the net proceeds from the sale of the securities;

•

any delayed delivery arrangements;

•

any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•

any discounts or concessions allowed or reallowed or paid to dealers; and

•

any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid by dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals.  They may then resell the securities to the public at varying prices determined by the dealers at the time of resale.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

The aggregate maximum compensation that underwriters, dealers or agents will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed any applicable limitations of the Financial Industry Regulatory Authority.

Direct Sales and Sales through Agents

We may sell the securities directly.  In this case, no underwriters or agents would be involved.  We may also sell the securities through agents designated from time to time.  In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will disclose any commissions payable to the agent.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospect supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.  Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio.  Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of our common stock.

EXPERTS

Battelle & Battelle LLP, an independent registered public accounting firm, audited our consolidated financial statements included in our 2009 Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report which has been incorporated by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring to those publicly available documents.  The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Our Quarterly Report for the quarter ended March 31, 2010 on Form 10-Q filed with the SEC on May 17, 2010.

•

Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on April 2, 2010.

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 31, 2010.

•

Our Current Reports on Form 8-K filed with the SEC (excluding any information which is furnished and not filed with the SEC) on February 5, 2009, April 2, 2009, May 18, 2009, September 29, 2009, December 11, 2009, December 23, 2009, and January 4, 2010, March 11, 2010, April 14, 2010, May 18, 2010 and June 10, 2010.

•

Our Quarterly Report for the quarter ended March 31, 2009 on Form 10-Q filed with the SEC on May 15, 2009.

•

Our Quarterly Report for the quarter ended June 30, 2009 on Form 10-Q with the SEC on August 13, 2009.

•

Our Quarterly Report for the quarter ended September 30, 2009 on Form 10-Q filed with the SEC on November 16, 2009.

•

The description of our common stock contained in our Exchange Act Registration Statement on Form 8-A12B filed with the SEC on November 7, 2006 incorporating the description contained in our Registration Statement on Form SB-2, File No. 333-131542, as originally filed with the SEC on February 23, 2006 and as subsequently amended..

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

AdCare hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus.  Request for such copies should be directed to AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032, Attention:  Scott Cunningham, Chief Financial Officer.

Any statement contained in a document incorporated by reference or deemed incorporation by reference in this prospectus or any prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus and such prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference modified, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus or prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement.  Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.  We also file periodic reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings, including the registration statement, are also available to you on the SEC’s website, www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Act.  We will be governed by the final adjudication of the issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the securities being registered.  All amounts are estimates except the SEC registration statement filing fee.

Amount to

  Be Paid

SEC registration statement filing fee

             $  3,375.64

Legal fees and expenses

             $10,000.00

Accounting fees and expenses

             $13,250.00

     Total

             $26,625.64

____________________

Item 15.  Indemnification of Directors and Officers

Our Articles of Incorporation and Code of Regulations limit the liability of our officers and directors to the extent currently permitted by the Ohio Revised Code.

Section 1701.13(E) of the Ohio Revised Code provides in regard to indemnification of directors and officers as follows:

(1)

A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him on connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)

A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him on connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any of the following:

(a)

Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that,

the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)

Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.

(3)

To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4)

Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section.  Such determination shall be made as follows:

(a)

By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b)

If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c)

By the shareholders;

(d)

By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)

(a)  Unless at the time of the director’s act or omissions that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Ohio Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i)

Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii)

Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b)

Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6)

The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7)

A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.  Insurance may be purchased from or maintained with a person in whom the corporation has a financial interest.

(8)

The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6) or (7) of this section.  Divisions (E)(1) or (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9)

As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had serviced the new or surviving corporation in the same capacity.

We have obtained directors’ and officers’ liability insurance coverage from the Syna Indemnity and Liability Company.  The policy covers up to $5,000,000 for each claim during each policy year.

Item 16.  Exhibits

Incorporation by Reference

Exhibit #	Description	Filed w/S-3	Form	Filing Date w/SEC	Exhibit #
4.1	Specimen Common Share Certificate		SB	February 3, 2006	4.1
4.2	Specimen Unit Certificate		SB	February 3, 2006	4.2
4.3	Specimen Warrant Certificate		SB	February 3, 2006	4.3
4.4	Form of Warrant Agreement, dated __________, 2006		SB	February 3, 2006	4.4
4.5	2004 Non-Qualified and Incentive Stock Option Plan		SB	February 3, 2006	4.5
4.6	Form of Representative’s Warrant		SB	February 3, 2006	4.6
4.7	2005 Stock Option Plan of AdCare Health Systems, Inc.	X
5.1	Opinion of Carlile Patchen & Murphy LLP	X
23.1	Consent of Battelle & Battelle LLP	X
23.2	Consent of Carlile Patchen & Murphy LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on page 51 of this registration statement)	X

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which a prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered to sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered ,the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)

That, in lieu of submitting an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service determination letter that the 2004 Stock Option Plan and the 2005 Stock Option Plan (collectively, the “Plans”) are qualified under Section 401 of the Internal Revenue Code, the registrant hereby undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes as required by the IRS in order to qualify the Plan.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADCARE HEALTH SYSTEMS, INC.

by /s/ Gary L. Wade
Gary L. Wade, President and Chief Executive Officer
June 11, 2010

Each person whose signature appears below constitutes and appoints David A. Tenwick and Scott Cunningham, or each of them individually, his or her true and lawful attorney-in-fact and agent,  with full powers of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE

TITLE

DATE

/s/ David A. Tenwick

Director, Chairman

June 11, 2010
David A. Tenwick

/s/ Gary L. Wade

Director, President and

June 11, 2010
Gary L. Wade

Chief Executive Officer

/s/ Scott Cunningham

Chief Financial Officer

June 11, 2010
Scott Cunningham

/s/ Christopher Brogdon

Director, Vice-Chairman

June 11, 2010
Christopher Brogdon

and Chief Acquisitions Officer

/s/ Jeffrey L. Levine

Director

June 11, 2010
Jeffrey L. Levine

[Additional signatures on page 52]

SIGNATURE    TITLE      DATE

/s/ Philip S. Radcliffe

Director

June 11, 2010
Philip S. Radcliffe

/s/ Laurence E. Sturtz

Director

June 11, 2010
Laurence E. Sturtz

/s/ Peter J. Hackett

Director

June 11, 2010
Peter J. Hackett

/s/ Boyd P. Gentry

Director

June 11, 2010
Boyd P. Gentry

/s/ Joshua J. McClellan

Director

June 11, 2010
Joshua J. McClellan

Exhibit 5.1

June 11, 2010

AdCare Health Systems, Inc.
5057 Troy Road
Springfield, Ohio  45502

Re:  Registration Statement on Form S-3 AdCare Health Systems, Inc., an Ohio corporation (the “Company”)

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 No. 333-166488, as may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for (a) the immediate registration of the following securities: (1) 1,382,500 Private Placement Warrants issued in a private placement on December 8, 2009, (2) 171,378 shares of common stock, no par value, comprising the Management Restricted Stock issued to certain officers and directors on November 30, 2009, (3) 20,000 shares of common stock, no par value, comprising the Rockwood Restricted Stock issued to Rockwood on April 14, 2008, (4) 70,300 shares of common stock, no par value, issued to Newbridge Securities Corp., the underwriter in the Company’s initial public offering, (5) 70,300 Warrants issued to Newbridge Securities Corp., the underwriter in the Company’s initial public offering and (6) up to 4,481,450 shares of common stock, issuable upon the exercise of certain warrants and options, consisting of (i) 1,382,500 shares of common stock underlying the Private Placement Warrants, (ii) 1,217,111 shares of common stock underlying the IPO Warrants, (iii) 1,811,539 shares of common stock underlying the Securityholder Warrants and (iv) 70,300 shares of common stock underlying the Newbridge Warrants (collectively, the “Secondary Offering”); and (b) the “shelf registration” of an indeterminate number of shares of common stock up to a maximum aggregate offering price of $20,000,000 (collectively, the “Primary Offering”).  Any terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

All of the securities being registered in connection with the Secondary Offering are being registered on behalf of the securityholders identified in the Registration Statement (the “Selling Securityholders”).  The shares of common stock being registered in connection with the Primary Offering are being registered on behalf of the Company.

We are acting as counsel for the Company in connection with the registrations being undertaken with respect to the Primary Offering and the Secondary Offering (collectively, the “Offerings”).  We have examined signed copies of the Registration Statement filed with the Commission.  We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and Code of Regulations of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Exhibit 5.1

We assume that the appropriate action will be taken, prior to the offer and sale of the securities and underlying shares of common stock by the Selling Securityholders, to register and qualify the securities for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Ohio.

Based upon and subject to the foregoing, we are of the opinion that the securities being registered in connection with the Primary Offering are validly issued, fully paid and nonassessable, and the common shares, when issued in connection with the Secondary Offering, will be validly issued, fully paid and nonassessable.  It is understood that this opinion is to be used only in connection with the offer and sale of the Company’s securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters”.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

By:             /s/Michael A. Smith
      Michael A. Smith

2

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-166488) on Form S-3 of our report dated March 31, 2010, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of AdCare Health Systems, Inc. and subsidiaries for the year ended December 31, 2009, as amended, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Battelle & Battelle LLP

Dayton, Ohio

June 14, 2010

Exhibit 4.7

2005 STOCK OPTION PLAN OF ADCARE HEALTH SYSTEMS, INC.

Section I.  Purpose.

The purpose of the Plan is to secure for the Corporation and its shareholders the benefits arising from capital stock ownership by officers, directors, consultants and employees of the Corporation and its subsidiaries who are expected to contribute to the Corporation's future growth and success.

Section II.  Administration.

The Plan shall be administered by the Board of Directors or a Compensation Committee designated by the Board of Directors to act on its behalf.  Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which Options shall be granted, the option price to be paid for each option and the number of shares to be subject to each Option. In making such determinations, the Board of Directors may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Corporation's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. In addition, and until a trading market of the Stock of the Corporation shall be determined in good faith by the Board of Directors by applying the rules and principles of valuation set forth in the applicable Treasury Regulations.

Section III.  Number of Shares.

The aggregate number of Shares in respect to which Options may be granted under the Plan is 500,000 shares, subject to adjustment in accordance with Section IX hereof.  Shares covered by the unexercised portions of any terminated or cancelled Options shall be available to become subject to Options granted thereafter. Shares issued pursuant to exercises of Options granted under the Plan shall be fully paid and nonassessable.

Section IV.  Grant of Options to Officers, Directors, Consultant and Employees.

The Board of Directors may, at any time prior to September 30, 2015, grant Options to such officers, directors, consultants and employees of the Corporation and its subsidiaries as the Board of Directors may select.  Such Options shall cover such number of Shares, the price of the Shares and the term of the Options as the Board of Directors shall designate, subject to the other provisions of the Plan. Incentive Stock Options may only be granted to persons who are employees of the Corporation at the time of grant, which may include officers and directors who are also employees. Options which are not qualified as incentive stock options may be granted to persons who are officers, directors, consultants or employees at the time of grant.

Section V.  Option Agreements.

Each award of an Option pursuant to the Plan shall be evidenced by an Option Agreement between the Optionee and the Corporation. Each Option Agreement shall specify the number of Shares covered by such Option and the Exercise Price per Share and shall contain such terms and conditions not inconsistent with the Plan as the Board of Directors in its sole discretion shall deem appropriate (which terms and conditions need not be the same in each Option Agreement and may be changed from time to time.) Each Option Agreement may require as conditions of exercise that the Optionee provides such investment representations with respect to, and enter into such agreements concerning the sale and transfer of, the Shares receivable by the Optionee upon exercise, as the Board of Directors shall deem appropriate. Each Option Agreement for an Option which is not an Incentive Stock Option shall provide for the withholding of income

Exhibit 4.7

taxes and employment taxes that the Corporation determines it is required to withhold upon the exercise of an Option.

Section VI.  Term of Option.

Each Option Agreement shall specify the date or dates on which the Option granted thereunder may be exercised and may provide for exercise of the Option in installments on such terms and conditions as the Board of Directors may determine. The period of each Option shall be fixed by the Board of Directors but shall in no case exceed ten years from the date of grant of such Option.

Section VII.  Non-Transferability of Option Rights.

Options shall not be transferable except by will or the laws of descent and distribution.  During the lifetime of an Optionee, such Optionee's Option shall be exercisable only by the Optionee.

Section VIII.  Effect of Termination of Employment or Death.

Upon the termination of employment of any Optionee (for any reason other than death), all rights under any Options held by such Optionee shall cease; provided, however, that the Option Agreement may provide that (a) the rights which were immediately exercisable by the Optionee at the date of such termination of employment or services as a director may be exercised by the Optionee subject to such conditions, provisions or limitations as may be set forth in the Option Agreement, during a period not exceeding three months after the date of such termination or (b) if the Optionee enters into a consulting agreement with the Corporation upon termination of employment, the rights which were not immediately exercisable by the Optionee a the date of such termination of employment will remain in effect subject to such conditions, provisions or limitations as may be set forth in the Option Agreement.

Upon the termination of employment of any Optionee by reason of his death, or on the death of any Optionee within three months following the termination of his employment, if during such period the Optionee was entitled pursuant to the express terms of an Option Agreement to exercise this right under such Option Agreement, all rights under any Option held by such Optionee shall cease; provided, however, that the Option Agreement may provide that the rights which were immediately exercisable by the Optionee at the date of his death may be exercised by legal representatives or beneficiaries of the Optionee, during a period specified in the Option Agreement, not exceeding one year after the date of the Optionee’s death, but in no case after then ten years for the date of grant of the Option.

Section IX.  Stock Dividend, Merger, Consolidation, Etc.

In the event there is any change in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject to any option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.  Notwithstanding the foregoing, (a) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Internal Revenue Code of 1986, and (b) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an “incentive stock option” for purposes of Section 422 of the Internal Revenue Code of 1986 or any applicable successor provision of the Code.

Upon (a) the merger or consolidation of the Corporation with or into another corporation, if the agreement of merger or consolidation does not provide for the continuance of the Options granted hereunder or the substitution of new options granted thereunder, or for the assumption for such Options by the surviving corporation, or (b) the dissolution, liquidation, or sale of substantially all the assets, of the Corporation, the holder of any such option theretofore granted and still outstanding (and not otherwise expired) shall have the

2

Exhibit 4.7

right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets to exercise such options in whole or in part without regard to any installment provisions that may have been made part of the terms and conditions of such options; provided that any conditions precedent to the exercise of such options, other than the passage of time, have occurred.  The Corporation, to the extent practicable, shall give advance notice to affected Optionees of such merger, consolidation, dissolution, liquidation or sale of assets.  All such options which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets.

Section X.  Rights as a Stockholder.

An Optionee shall have no rights as a stockholder with respect to any Shares covered by an Option until such Optionee shall have become the holder of record of any such Shares.

Section XI.  Determinations.

Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Board of Directors, and each determination of fair market value per share shall be final and conclusive for all purposes and limitation, the Corporation and all Optionees, and their respective successors and assigns.

Section XII.  Amendments, Termination and Modification of the Plan and Agreements.

The Board of Directors may at any time or from time to time terminate, suspend or amend the Plan in whole or in part (including amendments, deemed necessary or desirable to conform to any change in the law or regulations applicable hereto); provided, however, that except as set forth in the next two paragraphs below, no such amendment or termination shall affect any Options theretofore granted without the consent of the Optionee of such Option.

Notwithstanding the foregoing provisions of this Section XII, each Option Agreement may provide that the Corporation shall have the right to terminate the rights of any Optionee to exercise any Options, effective 30 days after receipt by the Optionee of a cancellation notice from the Corporation. The Corporation may issue a cancellation Notice only in connection with (a) the sale of substantially all of the Corporation's assets, or (b) a merger, consolidation or other corporate transaction in which the Corporation would not be the surviving entity. The cancellation notice shall afford the Optionees the right to exercise all Options held by such Optionee with respect to all Shares covered thereby (even if they would not otherwise have become exercisable with respect to all such Shares at the time) during the period prior to the effective date of the termination.

Notwithstanding the foregoing provisions of this Section XII, each Option Agreement may contain the consent of the Optionee to any amendment to the Plan and Option Agreement which the Board of Directors, in its sole discretion and upon advice of legal counsel, may deem necessary or advisable to enable the exercise of Options to comply with any applicable rules and regulations of the Security and Exchange Commission provided the Corporation registers its shares under the Securities Exchange Act of 1934, as amended.

Section XIII.  Incentive Stock Options.

Options granted under the Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions: (a) The aggregate fair market value (determined as of the date of the option grant and consistent with Section 422(c)(7) of the Internal Revenue Code of 1986 or any applicable successor provision of the Code) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and under any other incentive stock option plans of the Corporation) are exercisable for the first time by any employee in anyone calendar' year shall not exceed $100,000, except as set forth in Section XII hereof and (b) If any Optionee to

3

Exhibit 4.7

whom an Incentive Stock Option is to be granted under the Plan is possessing more than 10% of the total combined voting power of all classes of stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value per share at the time of grant. Except as modified by the preceding provision of any 10% stockholder, all the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

Section XIV.  Other Stock Options.

All other options granted which do not qualify as Incentive Stock Options shall be Non-Qualified Stock Options and may not be granted at an exercise price of less than one-half of the fair market value of the Common Stock on the date of grant.  All other provisions of the Plan except those applicable to Incentive Stock Options shall apply to Non-Qualified Stock Options.

Section XV.  Effective Date.

The Plan shall become effective when adopted by the Board of Directors.

Section XVI.  Governing Law.

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the internal laws of the State of Ohio and construed in accordance therewith without giving effect to the principles of conflict of laws thereof.

4